UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ADT INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ADT INC.

1501 Yamato Road

Boca Raton, FL 33431

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 29, 2020

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of ADT Inc. (the “Company”). The Annual Meeting of Stockholders will be held on Friday, May 29, 2020 at 11:00 a.m., local time, at the Farmer’s Table Event Center, 1901 N. Military Trail, Boca Raton, FL 33431 for the following purposes:

1.

To elect Marc E. Becker, Stephanie Drescher and Reed B. Rayman to the Board of Directors of the Company (the “Board of Directors”) as Class III directors, in each case, for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2023;

2.	To conduct an advisory vote to approve the compensation of the Company’s named executive officers;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

4.	To transact such other business as may properly come before the Annual Meeting of Stockholders, or any postponement or adjournment thereof.

Holders of the Company’s common stock, par value $0.01 per share, of record at the close of business on April 1, 2020 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any postponements or adjournments thereof.

We will furnish proxy materials to our stockholders via the Internet in order to expedite stockholders’ receipt of proxy materials while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting of Stockholders.

Accordingly, we are mailing to our stockholders of record and beneficial owners a Notice of lnternet Availability of Proxy Materials, which provides instructions on how to access the attached proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2019 via the internet and how to vote online. The Notice of lnternet Availability of Proxy Materials also contains instructions on how to obtain the proxy materials in printed form.

We intend to hold our annual meeting in person. However, we are actively monitoring the coronavirus (COVID-19) pandemic. We are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our investor relations website at https://investor.adt.com/financials/annual-reports-and-proxies/ for updated information. If you are planning to attend our meeting, please check the website prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

Dated: April 14, 2020	By order of the Board of Directors

David Smail
Executive Vice President, Chief Legal Officer and Secretary

Your vote is important. Regardless of whether you plan to attend the Annual Meeting of Stockholders, please follow the instructions you received to vote your shares as soon as possible to ensure that your shares are represented at the Annual Meeting of Stockholders. Stockholders of record, or beneficial stockholders named as proxies by their stockholders of record, who attend the meeting may vote their shares personally, even though they have sent in proxies or voted online.

ADT INC.

PROXY STATEMENT

Annual Meeting of Stockholders of ADT Inc. to be held on Friday, May 29, 2020

Some Questions You May Have Regarding This Proxy Statement

Why did I receive these proxy materials?

The Board of Directors (the “Board of Directors”) of ADT Inc. (the “Company”) is soliciting proxies for our 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Friday, May 29, 2020 at 11:00 a.m., local time, at the Farmer’s Table Event Center, 1901 N. Military Trail, Boca Raton, FL 33431. The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly-paid executive officers, and other required information. Our annual report to stockholders for the fiscal year ended December 31, 2019 is available to review with this proxy statement. We are mailing a notice of the Annual Meeting (and, for those who request it, a paper copy of this proxy statement and the enclosed form of proxy) to our stockholders on or about April 14, 2020.

What proposals will be voted on at the Annual Meeting?

The three matters scheduled to be voted on at the Annual Meeting are:

1.

The election of Marc E. Becker, Stephanie Drescher and Reed B. Rayman to the Board of Directors as Class III directors, in each case, for a term of three years expiring at the Annual Meeting to be held in 2023;

2.	An advisory vote to approve the compensation of the Company’s named executive officers;

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

In addition, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof may be voted on.

How will COVID-19 affect the Annual Meeting?

As of the printing of this Proxy Statement, the Company is planning to hold its Annual Meeting of Stockholders in person, on Friday, May 29, 2020 at 11:00 a.m., local time, at the Farmer’s Table Event Center, 1901 N. Military Trail, Boca Raton, FL 33431. If circumstances require that we hold a virtual stockholders meeting, the Company will issue a public announcement. Please monitor the ADT Investor Relations page for the latest information at https://investor.adt.com/financials/annual-reports-and-proxies/.

Who can vote at the Annual Meeting?

Anyone owning shares of Common Stock of record at the close of business on April 1, 2020, the record date for this year’s Annual Meeting, is entitled to attend and to vote on all items properly presented at the Annual Meeting.

Who is asking me for my vote?

The Company is soliciting your proxy on behalf of the Board of Directors. We will pay the entire cost of this proxy solicitation, including the cost of preparing and mailing the Notice of Internet Availability of Proxy Materials and the Proxy Statement.

What are my voting rights?

Each share of Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting. At the close of business on April 1, 2020, the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting, there were 770,147,804 shares of Common Stock outstanding. A list of all record stockholders as of the record date will be available during ordinary business hours at the Company’s principal place of business located at 1501 Yamato Road, Boca Raton, FL 33431, from the Secretary of the Company, at least 10 days before the Annual Meeting, and will also be available at the Annual Meeting.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

•	FOR the election of each of the director nominees;

•	FOR the approval of, on an advisory basis, the compensation of the Company’s named executive officers;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

•	In your discretion on such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof, where no choice is specified.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full printed set?

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials via the Internet. Accordingly, the Company is mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the Internet or to request a printed set may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Where can I view the proxy materials on the Internet?

The Notice provides you with instructions on how to:

•	View proxy materials for the Annual Meeting via the Internet; and

•	Instruct the Company to send future proxy materials to you by email.

You can view the proxy materials for the Annual Meeting online at https://investor.adt.com by clicking on the dropdown menu entitled “Financials” and selecting “Annual Reports and Proxies”.

How do I vote?

If you are a stockholder on the record date, you may vote by following the instructions for voting in the Notice. If you receive paper copies of these proxy materials, you can vote by completing, signing and dating the proxy card you received from us (the “Proxy Card”) and returning it in the enclosed envelope. Alternatively, you may attend the Annual Meeting and vote your shares in person.

If you or your proxy wish to vote in person at the meeting, you or your proxy will need to bring valid government-issued photo identification plus:

•	For registered stockholders, either the (1) Notice of Internet Availability of Proxy Materials or (2) Proxy Card;

•

For proxies voting on behalf of a registered stockholder, (1) a valid written “legal proxy” signed by the registered stockholder naming the proxy plus (2) either the stockholder’s (i) Notice of Internet Availability of Proxy Materials or (ii) Proxy Card; or

•

For beneficial stockholders who hold shares through a broker/nominee or a proxy for a beneficial stockholder, (1) a written “legal proxy” signed by the broker or other nominee/firm that holds the shares naming the proxy holder voting at the meeting plus (2) either the (i) Notice of Internet Availability of Proxy Materials or (ii) Voting Instruction Form you received from your broker/nominee.

You may also vote via the Internet by following the instructions for voting in the Notice. If you vote online, by phone or by mailing in a proxy card, you or your legally appointed proxy may still attend the Annual Meeting and vote in person but, in that case, only your in-person votes will count.

Can I change my vote after I have delivered my proxy?

Yes. You may change your vote at any time before voting concludes at the Annual Meeting by:

•	Providing another proxy, or using any of the available methods for voting, with a later date;

•	Notifying the Company’s Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or

•	Voting in person at the Annual Meeting.

What is a quorum?

For the purposes of the Annual Meeting, a “quorum” is a majority in voting power of the outstanding shares of Common Stock owned by stockholders on the record date entitled to vote at the meeting, represented in person or by proxy. Broker non-votes (as further described below) and abstentions are counted for purposes of determining whether a quorum is present.

What is broker “discretionary” voting?

Under the rules of the New York Stock Exchange (“NYSE”), brokers who have transmitted proxy materials to customers may vote the shares of customers who fail to provide voting instructions on “routine matters,” but not on “non-routine matters.” When a broker’s customer does not provide the broker with voting instructions on non-routine matters, the broker cannot vote on those matters and instead reports the number of such shares as broker “non-votes.” Broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business, but they are not counted as shares voting. Thus, broker non-votes can have the effect of preventing approval of certain proposals where the number of affirmative votes, although a majority of the votes cast, does not constitute a majority of the voting power present. Non-routine matters include the election of directors (Proposal 1) and the approval, on an advisory basis, of the executive compensation of the Company’s named executive officers (“NEOs”) (Proposal 2). Therefore, if you hold your shares in street name through a broker, you must cast your vote if you want it to count in respect of these non-routine matters. The ratification of the appointment of the Company’s independent registered public accounting firm is a routine matter, so brokers will have discretion to vote any uninstructed shares on that proposal (Proposal 3).

How are matters presented at the Annual Meeting approved?

Directors are elected by a plurality of the votes cast at the Annual Meeting (Proposal 1). The affirmative vote of the holders of a majority in voting power of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is needed to approve the proposals to: (i) approve, on an advisory basis, the compensation of the Company’s NEOs (Proposal 2) and (ii) ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 3).

With respect to all of the aforementioned proposals, abstentions and broker non-votes will be counted as present for purposes of establishing a quorum.

Abstentions and broker non-votes will have no effect on the election of directors (Proposal 1). However, abstentions will have the effect of votes “against” (i) the proposal to approve, on an advisory basis, the compensation of the Company’s NEOs (Proposal 2) and (ii) the proposal to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 3).

Brokers have discretion to vote any uninstructed shares with respect to the proposal to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 3). Brokers do not have discretion to vote any uninstructed shares on (i) the election of directors (Proposal 1) and (ii) the proposal to approve, on an advisory basis, the compensation of the Company’s NEOs (Proposal 2).

May I vote confidentially?

Yes. Our policy is to keep your vote confidential, except as otherwise legally required, to allow for the tabulation and certification of votes and to facilitate proxy solicitation.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc. will count the votes and act as the inspector of election for the Annual Meeting.

What if additional matters are presented at the Annual Meeting?

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your properly executed proxy gives authority to David Smail, our Executive Vice President, Chief Legal Officer and Secretary, and to Jeffrey Likosar, our Executive Vice President, Chief Financial Officer and Treasurer, to vote on such matters at their discretion.

Where can I find the voting results from the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days after the date of the Annual Meeting.

How can I obtain information about the Company?

A copy of our fiscal 2019 Annual Report on Form 10-K is available on our website at https://investor.adt.com. Stockholders may also obtain a free copy of our Annual Report on Form 10-K for the fiscal year ended

December 31, 2019, including the financial statements and the financial statement schedules, by visiting our website or by sending a request in writing to David Smail, Executive Vice President, Chief Legal Officer and Secretary, ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431. Capitalized terms used in, but not defined in, this Proxy Statement have meanings as defined in our fiscal 2019 Annual Report on Form 10-K.

When are stockholder proposals due for consideration at next year’s annual meeting?

Under SEC rules, for stockholder proposals to be considered for inclusion in the proxy statement for the 2021 Annual Meeting, they must be submitted in writing to our Secretary at ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431, on or before December 15, 2020. In addition, our bylaws provide that for directors to be nominated or other proposals to be properly presented at the 2021 Annual Meeting, an additional notice of any nomination or proposal must be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the 2021 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, any such notice by the stockholder to be timely must be received by us not earlier than the close of business on the 120th day prior to the 2021 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2021 Annual Meeting or, if the first public announcement of the date of the 2021 Annual Meeting is less than 100 days prior to such meeting, the 10th day following the day on which public announcement of the date of the 2021 Annual Meeting is first made by the Company.

PROPOSAL 1 – ELECTION OF DIRECTORS

Directors hold office until the third succeeding annual meeting of stockholders and until the election and qualification of their successors. Under the Company’s bylaws and certificate of incorporation, the Board of Directors can change the number of directors comprising the entire Board of Directors so long as the number is not more than 15. The Board of Directors currently consists of 11 directors.

All of the nominees are members of the current Board of Directors. If any nominee for election to the Board of Directors should be unable to accept nomination or election as a director, which is not expected, your proxy may be voted for a substitute or substitutes designated by the Board of Directors or the number of directors constituting the Board of Directors may be reduced in accordance with the Company’s bylaws and certificate of incorporation.

Directors will be elected by the holders of a plurality of the voting power present in person or represented by proxy at the 2020 Annual Meeting of Stockholders and entitled to vote. Abstentions and broker non-votes will not be counted for purposes of the election of directors. Brokers do not have discretion to vote any uninstructed shares over the election of directors.

The Board of Directors recommends that the stockholders vote FOR the election of the nominees for Class III directors listed below.

THE BOARD OF DIRECTORS

The following table sets forth certain information about our directors and executive officers as of the date of this proxy statement. There is no family relationship between any director, executive officer or person nominated to become a director or executive officer. See “Certain Relationships and Related Transactions—Policies and Procedures for Related Person Transactions.” The Board of Directors provides a process for stockholders to send communications to the Board of Directors. See “Corporate Governance—Communications with the Board of Directors.” The business address for each nominee for matters regarding the Company is ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431.

Name	Age	Director Since	Position
Marc E. Becker	47	2016	Director (Chairman)
James D. DeVries	57	2018	President and Chief Executive Officer, Director
Andrew D. Africk	53	2016	Director
Matthew H. Nord	40	2016	Director
Reed B. Rayman	33	2016	Director
Eric L. Press	54	2016	Director
David Ryan	50	2016	Director
Lee J. Solomon	48	2016	Director
Stephanie Drescher	47	2017	Director
Matthew E. Winter	63	2018	Director
Tracey R. Griffin	55	2018	Director

Class I Directors

The term of the following four Class I directors will expire at the 2021 annual meeting of stockholders.

James D. DeVries is a member of our Board of Directors, and our President and Chief Executive Officer. Mr. DeVries was appointed as our President in September 2017 and as our Chief Executive Officer in December 2018. From May 2, 2016 to September 2017, Mr. DeVries served as our Executive Vice President and Chief Operating Officer. From December 2014 to May 2016, Mr. DeVries served as Executive Vice President of Brand

Operations at Allstate Insurance Company, the second largest personal lines insurer in the United States. During his tenure at Allstate, Mr. DeVries led the operations organization, comprising approximately 7,000 employees in the United States, Northern Ireland and India, and was responsible for, among other things, customer care centers, outbound and inbound phone sales, procurement, technical support, life underwriting and claims, real estate, administration, and fleet management. From March 2008 to December 2014, Mr. DeVries served as Executive Vice President and Chief Administrative Officer of Allstate, where he was accountable for, among other things, real estate and administration, human resources, and procurement. Prior to joining Allstate in 2008, Mr. DeVries served in various executive and management roles at Principal Financial Group, Ameritech, Quaker Oats Company, and Andrew Corporation. Mr. DeVries is a board member of Amsted Industries Inc., a diversified global manufacturer of industrial components serving primarily the railroad, vehicular, and construction and building markets, and a past board member of the Human Resources Management Association of Chicago, the Chicago Public Library Foundation, and the Boys & Girls Clubs of Central Iowa. Mr. DeVries received a bachelor’s degree from Trinity College, which is now known as Trinity International University, a master’s degree from Loyola University, and an MBA from the Kellogg School of Management at Northwestern University.

Tracey R. Griffin is a member of our Board of Directors. Ms. Griffin currently serves as the Chief Financial Officer and Chief Operating Officer of Framebridge, Inc., an online custom framing brand. Prior to her position at Framebridge, Ms. Griffin served as Chief Financial Officer of Austin-based lifestyle retail brand Kendra Scott, from September 2018 to November 2019. Prior to that, Ms. Griffin served as Chief Financial Officer of PANDORA Americas, a global affordable jewelry brand, from February 2016 to September 2018, following her tenure as Chief Operating Officer from October 2014 to February 2016. In these roles at PANDORA, Ms. Griffin was responsible for implementing and overseeing strategic growth initiatives across the company, including its expansion into Latin America. Prior to that, she served as a Senior Partner at McKinsey & Company, a global management consulting firm, where she focused on retail and consumer goods clients. Ms. Griffin currently serves on the Board of the non-profit organization Partnership for a Healthier America, where she is the Chairman of the Finance and Audit Committee and has previously served on the Board and Strategy Committee of United Negro College Fund (UNCF).

David Ryan is a member of our Board of Directors and a board designee of certain investors (the “Co-Investors”) in our indirect parent entities other than Apollo Global Management, LLC, its subsidiaries, and its affiliates (“Apollo” or our “Sponsor”). Mr. Ryan has also been a manager of Prime Security Services Borrower, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of the Company (“Prime Borrower”), since May 2016. Mr. Ryan has been an Adviser to Birchtree Fund Investments Private Limited since August 2016. Mr. Ryan retired from his position as President of Goldman Sachs Asia Pacific ex-Japan in December 2013, a position he held since the beginning of 2011. Mr. Ryan has over 22 years of experience in various senior roles at Goldman Sachs. Mr. Ryan also serves on the board of directors of Mapletree Investments Pte Ltd.

Lee J. Solomon is a member of our Board of Directors and a designee of Apollo. Mr. Solomon has also been a manager of Prime Borrower since May 2016. Mr. Solomon is a Partner at Apollo Private Equity, having joined in 2009. Prior to that time, Mr. Solomon was an executive in the media industry. Prior thereto, he served as a Principal at Grosvenor Park, which was a joint venture with Fortress Investment Group. Prior to that, he was the Executive Vice President of Business Affairs for Helkon Media. Mr. Solomon serves on the board of directors of AP NMT JV Newco B.V. (parent of Endemol Shine Group), Redwood Holdco, LLC (parent of Redbox), Aspen Holdco, LLC (parent of Coinstar), ecoATM and Mood Media Corporation. During the past five years, Mr. Solomon also served as a director for CORE Entertainment Holdings, Inc. He received his MBA from The Stern School of Business at New York University and graduated from the University of Rochester with a B.A. in Economics and Political Science.

Class II Directors

The term of the following four Class II directors will expire at the 2022 Annual Meeting.

Andrew D. Africk is a member of our Board of Directors. Mr. Africk has also served as a manager of Prime Borrower since its formation in July 2015. Mr. Africk is the founder of Searay Capital LLC, a private investment company. Mr. Africk established Searay Capital in July 2013 after 21 years leading private equity and capital markets investments for Apollo. As a Senior Partner at Apollo, Mr. Africk was responsible for investments in technology and communications, and he has over 25 years of experience financing, analyzing and investing in public and private companies. In the last five years, Mr. Africk has served on the boards of directors for various public companies, including Suncoke Energy Inc., Alliqua Biomedical, Hughes Telematics, Inc., and RPX Corporation. Additionally, Mr. Africk serves on the Board of Overseers of the University of Pennsylvania School of Engineering and Applied Science and on the UCLA Science Board. Mr. Africk graduated from UCLA with a B.A. in Economics, from the University of Pennsylvania Law School with a J.D., and from the University of Pennsylvania’s Wharton School of Business with an MBA.

Matthew H. Nord is a member of our Board of Directors and a designee of Apollo. Mr. Nord has also served as a manager of Prime Borrower since its formation in July 2015. Mr. Nord is a Co-Lead Partner of Apollo, having joined in 2003. From 2001 to 2003, Mr. Nord was a member of the Investment Banking division of Salomon Smith Barney Inc. Mr. Nord serves on the boards of directors of DSB Parent, L.P. (parent of LifePoint Health Inc.), and Mount Olympus Holding, Inc. (parent of Intrado Corporation). Mr. Nord also serves on the Board of Trustees of Montefiore Health System and on the Board of Overseers of the University of Pennsylvania’s School of Design. During the past five years, Mr. Nord also served as a director of Presidio Holdings, Inc., Exela Technologies, Inc., Affinion Group Inc., Constellium N.V., Novitex Holdings, Inc., and Noranda Aluminum Holding Corporation. Mr. Nord graduated summa cum laude with a B.S. in Economics from the University of Pennsylvania’s Wharton School of Business.

Eric L. Press is a member of our Board of Directors and a designee of Apollo. Mr. Press has also been a manager of Prime Borrower since May 2016. Mr. Press is a Senior Partner at Apollo. In his 20 years with Apollo, he has been involved in many of the firm’s investments in basic industrials, metals, lodging/gaming/leisure, and financial services. Prior to joining Apollo in 1998, Mr. Press was associated with the law firm of Wachtell, Lipton, Rosen & Katz, specializing in mergers, acquisitions, restructurings, and related financing transactions. From 1987 to 1989, Mr. Press was a consultant with The Boston Consulting Group, a management consulting firm focused on corporate strategy. Mr. Press currently serves on the boards of directors of Apollo Commercial Real Estate Finance, Inc., DSB Parent L.P. (parent of LifePoint Health Inc.), and Eagle LM5 Holdings Inc. (parent of Constellis). In the last five years, Mr. Press has served on the boards of directors for PlayAGS, Inc., Caesars Entertainment Corporation, Verso Corporation, Affinion Group Holdings, Inc., Noranda Aluminum Holding Corporation, and Princimar Chemical Holdings, LLC. Mr. Press graduated magna cum laude from Harvard College with an A.B. in Economics and Yale Law School, where he was a Senior Editor of the Yale Law Journal.

Matthew E. Winter is a member of our Board of Directors. Mr. Winter was the President of The Allstate Corporation from January 2015 to February 2018, and prior to that, served as the President, Allstate Personal Lines for The Allstate Corporation from January 2013 to January 2015. Mr. Winter joined The Allstate Corporation in 2009 as President and Chief Executive Officer of Allstate Financial. Mr. Winter serves on the board of directors and the Audit and Compensation Committees of H&R Block Inc. and on the board of directors and Finance, Investment & Risk Management Committee of the Hartford Financial Services Group. Mr. Winter holds a Bachelor of Science degree from the University of Michigan, a Juris Doctor degree from the Albany Law School of Union University, and a Master of Laws degree from the University of Virginia School of Law.

Class III Directors

The term of the following three Class III directors will expire at the 2020 annual meeting of stockholders. Messrs. Becker and Rayman and Ms. Drescher are the only nominees for election at the 2020 Annual Meeting, for a term that will expire at the 2023 annual meeting of stockholders and until each of their successors has been duly elected and qualified. Mr. Timothy J. Whall, formerly a Class III director, resigned from the Board of Directors effective October 11, 2019.

Marc E. Becker is the chairman of our Board of Directors and a designee of Apollo. Mr. Becker has also served as a manager of Prime Borrower since its formation in July 2015. Mr. Becker is a Senior Partner of Apollo, having joined in 1996. Prior to that time, Mr. Becker was employed by Smith Barney Inc. within its Investment Banking division. Mr. Becker also serves on the board of directors of Sun Country Airlines Holdings, Inc. and OneMain Holdings Inc. During the past five years, Mr. Becker also served as a director of Pinnacle Agriculture Holdings, LLC, Vantium Capital, Affinion Group Holdings, Inc., Apollo Residential Mortgage, Inc., CEVA Holdings, LLC, Mount Sinai Children’s Center Foundation, and Realogy Holdings Corp. Mr. Becker is actively involved in a number of non-profit organizations and serves as the chairman of the board of both the TEAK Fellowship and Park Avenue Synagogue. Mr. Becker graduated cum laude with a B.S. in Economics from the University of Pennsylvania’s Wharton School of Business.

Stephanie Drescher is a member of our Board of Directors and a designee of Apollo. Ms. Drescher has also been a manager of Prime Borrower since December 2017. Ms. Drescher is a Senior Partner at Apollo, having joined in 2004, and is a member of the firm’s Management Committee. Prior to joining Apollo, Ms. Drescher was employed by JP Morgan for ten years, primarily in its Alternative Investment group. Ms. Drescher has served on the board of directors of the JP Morgan Venture Capital Funds I and II, JP Morgan Corporate Finance Funds I and II, JP Morgan Private Investments Inc., and Allied Waste. Ms. Drescher is currently on the board of directors of The Young Woman’s Leadership Network and the Allen Stevenson School. Ms. Drescher graduated summa cum laude, Phi Beta Kappa from Barnard College of Columbia University and earned her MBA from Columbia Business School.

Reed B. Rayman is a member of our Board of Directors and a designee of Apollo. Mr. Rayman has also been a manager of Prime Borrower since its formation in July 2015. He is a Partner of Apollo, where he has worked since 2010. Mr. Rayman previously was employed by Goldman, Sachs & Co. in both its Industrials Investment Banking and Principal Strategies groups from 2008 to 2010. Mr. Rayman currently serves on the board of directors of Camaro Parent LLC (parent of CareerBuilder), Aspen Holdco, LLC (parent of Coinstar), EcoATM LLC, Mood Media Corporation, Sherwood Holdings I, Inc. (parent of Shutterfly), and Redwood Holdco, LLC (parent of Redbox). He previously served on the board of directors of Verso Corporation. Mr. Rayman holds a B.A. in Economics from Harvard University.

Required Vote

The director nominees receiving the highest number of affirmative votes of the voting power present in person or represented by proxy and entitled to vote, shall be elected as directors. In accordance with Delaware law, votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect on the election of directors. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, they will not be counted for purposes of determining the number of shares represented and voted with respect to the election of directors.

CORPORATE GOVERNANCE

Controlled Company

Our Common Stock is listed on the NYSE. As Apollo controls more than 50% of the combined voting power of the Company, we are considered a “controlled company” for the purposes of that exchange’s rules and corporate governance standards. We have availed ourselves of the “controlled company” exception under the NYSE rules, which exempts us from certain requirements, including the requirements that we have a majority of independent directors on our Board of Directors and that the compensation committee of our Board of Directors (the “Compensation Committee”) and nominating and corporate governance committee of our Board of Directors (the “Nominating and Corporate Governance Committee”) be comprised entirely of independent directors. The audit committee of our Board of Directors (the “Audit Committee”) is comprised entirely of independent members.

If at any time we cease to be a “controlled company” under the NYSE rules, the Board of Directors will take all action necessary to comply with the applicable NYSE rules, including appointing a majority of independent directors to the Board of Directors and ensuring that our Compensation Committee and our Nominating and Corporate Governance Committee are comprised entirely of independent directors, subject to a permitted “phase-in” period.

Director Independence

We have availed ourselves of the “controlled company” exception under the NYSE rules, which exempts us from certain requirements, including that we have a majority of independent directors on our Board of Directors (see “Corporate Governance—Controlled Company”). No director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The Board of Directors broadly considers all relevant facts and circumstances relative to independence and considers the issue not merely from the standpoint of the director, but also from the viewpoint of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships (among others). In accordance with the NYSE listing standards, the Board of Directors considers the following categorical standards of director independence, according to which independent directors:

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Are not, nor have been within the last three years, an employee of the listed company, or an immediate family member is, or has been within the last three years, an executive officer, of the listed company;

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Have not received, nor have an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

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(a) Are not a current partner or employee of a firm that is the listed company’s internal or external auditor; (b) do not have an immediate family member who is a current partner of such a firm; (c) do not have an immediate family member who is a current employee of such a firm and personally works on the listed company’s audit; or (d) were not, and do not have an immediate family member who was, within the last three years, a partner or employee of such a firm and personally worked on the listed company’s audit within that time;

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Are not, and do not have an immediate family member who is, or has been within the last three years, employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serves or served on that company’s compensation committee;

•	Are not a current employee, or an immediate family member is not a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues; and

•	Do not accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the issuer or any subsidiary thereof.

The listing standards of the NYSE and the rules of the SEC require the members of a company’s audit committee to be independent. As a “controlled company,” the majority of our Board of Directors is not required to be independent.

The Board of Directors has determined that Mr. Africk, Ms. Griffin and Mr. Winter are our independent directors, as such term is defined by the applicable rules and regulations of the SEC and the NYSE, and the foregoing individuals comprise the Company’s Audit Committee.

Board of Directors Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has an oversight role, as a whole and also at the committee level, in overseeing management of its risks. The Board of Directors regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to employee compensation plans and arrangements and the Audit Committee oversees the management of financial risks. While each committee is responsible for evaluating certain risks, and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

The Chairman of our Board of Directors and our Chief Executive Officer are currently separate. Our Board of Directors does not currently have a policy as to whether the role of Chairman of our Board of Directors and the Chief Executive Officer should be separate. Our Board of Directors believes that the Company and its stockholders are best served by maintaining the flexibility to determine whether the Chairman and Chief Executive Officer positions should be separated or combined at a given point in time in order to provide appropriate leadership for us at that time. In addition, our Board of Directors does not currently have a policy as to whether an independent director may be appointed as lead director.

The Board of Directors understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. Accordingly, our Board of Directors, with the assistance of the Nominating and Corporate Governance Committee, assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our stockholders.

The composition of the Board of Directors, the tenure of the directors with the Company, the overall experience of the directors and the experience that the directors have had with the Chairman and the executive management group permit and encourage each member to take an active role in all discussions, and each member does actively participate in all substantive discussions. We believe that our current Board of Directors leadership structure is serving the Company well at this time.

Board of Directors Meetings and Committees

In fiscal 2019, the Board of Directors held eleven meetings. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

The Board of Directors has four committees:

•	Audit;

•	Compensation;

•	Executive; and

•	Nominating and Corporate Governance.

The Audit, Compensation and Nominating and Governance committees operate under written charters which are available at the Company’s website at https://investor.adt.com by clicking on “Governance,” “Governance Documents,” and then the name of the respective committee. Committee charters are also available in print upon the written request of any stockholder. The current committee membership of our Board of Directors is as follows:

Name	Audit Committee	Compensation Committee	Executive Committee	Nominating and Corporate Governance Committee
Marc E. Becker		C	C	C
James D. DeVries			✓	✓
Andrew D. Africk	✓	✓
Tracey R. Griffin	✓
Eric L. Press				✓
Reed B. Rayman		✓	✓
Matthew E. Winter	C

✓	= Member
C	= Committee Chair

Audit Committee

In fiscal 2019, the Audit Committee held nine meetings. Our Audit Committee consists of Messrs. Winter (Chair) and Africk, and Ms. Griffin. Our Board of Directors has determined that each of Mr. Africk, Ms. Griffin and Mr. Winter qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that each of Mr. Africk, Ms. Griffin and Mr. Winter are independent as independence is defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the NYSE listing standards. The principal duties and responsibilities of our Audit Committee are as follows:

•	To prepare the annual Audit Committee report to be included in our annual proxy statement;

•	To oversee and monitor our accounting, financial and external reporting policies and processes;

•	To oversee and monitor the integrity of our financial statements and internal controls;

•	To oversee and monitor the independence, retention, performance, and compensation of our independent auditor;

•	To oversee and monitor the performance of our internal audit function;

•	To discuss, oversee, and monitor policies with respect to risk assessment and risk management;

•	To oversee and monitor our compliance with legal and regulatory requirements; and

•	To provide regular reports to the Board of Directors.

The Audit Committee has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.

Compensation Committee

In fiscal 2019, the Compensation Committee held five meetings. Our Compensation Committee consists of Messrs. Becker (Chair), Rayman, and Africk. The principal duties and responsibilities of the Compensation Committee are as follows:

•	Review and make recommendations to the Board with respect to the Company’s compensation strategy to ensure it is appropriate to attract, retain and motivate senior management and other key employees.

•

Review and make recommendations to the Board with respect to the executive compensation philosophy, policies and programs that in the Committee’s judgment support the Company’s overall business strategy and review and discuss, at least annually, the material risks associated with executive compensation structure, policies and programs to determine whether such structure, policies and programs encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate any such risk.

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On an annual basis, review and make recommendations to the Board with respect to corporate goals and objectives relevant to the compensation of the Company’s CEO and with respect to actual compensation to be paid to the CEO.

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On an annual basis, review and approve corporate goals and objectives relevant to the compensation of the Company’s other executive officers, evaluate the executive officers’ performance in light of those goals and objectives and determine executive officer compensation based on this evaluation.

•	Review, approve and administer the Company’s incentive compensation, equity-based and pension plans.

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Review and approve any employment agreement or compensatory transaction with an executive officer of the Company, other than the Chief Executive Officer, involving compensation in excess of $120,000 per year.

•	Establish and periodically review policies concerning perquisite benefits.

•	Develop and recommend to the Board for approval a Chief Executive Officer and executive officer succession plan.

•	Prepare an annual compensation committee report and take such other actions as are necessary and consistent with the governing law and our organizational documents.

We have elected to avail ourselves of the “controlled company” exception under the NYSE rules which exempts us from the requirement that we have a Compensation Committee comprised entirely of independent directors.

Executive Committee

Our Executive Committee of the Board of Directors (the “Executive Committee”) consists of Messrs. Becker (Chair), Rayman, and DeVries. Subject to certain exceptions, the Executive Committee generally may exercise all of the powers of the Board of Directors when the Board of Directors is not in session. The Executive Committee serves at the pleasure of our Board of Directors. This committee and any of its members may continue or be changed once our Sponsor no longer owns a controlling interest in us.

Nominating and Corporate Governance Committee

Our Board of Directors established a Nominating and Corporate Governance Committee. In fiscal 2019, the Nominating and Corporate Governance Committee held four meetings. Our Nominating and Corporate Governance Committee consists of Messrs. Becker (Chair), Press, and DeVries. The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:

•	To identify candidates qualified to become directors of the Company, consistent with criteria approved by our Board of Directors;

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To recommend to our Board of Directors nominees for election as directors at the next annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on the committees of the board;

•	To recommend to our Board of Directors candidates to fill vacancies and newly created directorships on the Board of Directors;

•	To review stockholder proposals affecting corporate governance and to make recommendations to the Board accordingly;

•	To identify best practices and recommend corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;

•	To develop and recommend to our Board of Directors guidelines setting forth corporate governance principles applicable to the Company; and

•	To oversee the evaluation of our Board of Directors and its committees.

We have elected to avail ourselves of the “controlled company” exception under the NYSE rules which exempts us from the requirement that we have a Nominating and Corporate Governance Committee comprised entirely of independent directors.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee during 2019 included Messrs. Africk, Becker and Rayman. None of the members of the Compensation Committee in 2019 were, at any time during 2019 or at any other time, an officer or employee of the Company.

None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during 2019.

Except as described in the section entitled “Certain Relationships and Related Person Transactions” below, none of the members of the Compensation Committee had or has any relationships with us that are required to be disclosed under Item 404 of Regulation S-K.

Identifying and Evaluating Candidates for the Board of Directors

In considering possible candidates to serve on the Board of Directors, the Nominating and Corporate Governance Committee will take into account all appropriate qualifications, qualities and skills in the context of the current make-up of the Board of Directors and will consider the entirety of each candidate’s credentials. In addition, the Nominating and Corporate Governance Committee will evaluate each nominee according to the following criteria:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards;

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Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company;

•	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board of Directors and its committees;

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Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders;

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Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director; and

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Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, gender identity, sexual orientation, age, disability, political affiliation or any other basis proscribed by law. The value of diversity on the Board of Directors should be considered.

Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee. To have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

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The name and address of the stockholder, as they appear on the Company’s books and records, and evidence of the stockholder’s ownership of Company stock, including the class or series and number of shares owned and the length of time of ownership;

•	A description of all arrangements or understandings between the stockholder and each candidate pursuant to which the nomination is being made;

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The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if nominated by the Board of Directors; and

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Such other information regarding each proposed candidate required under the bylaws of the Company and as would be required to be included in a proxy statement under the rules of the SEC if such candidate had been nominated by the Board of Directors.

Each such recommendation must be sent to the Secretary of the Company at ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431 and must be received within the time indicated above under “When are stockholder proposals due for consideration at next year’s annual meeting?” The Nominating and Corporate Governance Committee will evaluate stockholder recommended director candidates in the same manner as it evaluates director candidates identified by other means.

Corporate Governance Guidelines

Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our directors, officers, and employees, and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The code of business conduct and ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics. The Company also maintains an ethics hotline as set forth in our code of business conduct and ethics so that any suspected violation of our code of business conduct and ethics can be reported confidentially. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, on our website at https://investor.adt.com/. The code of business conduct and ethics is made available on our website.

We have Board Governance Principles that address significant issues of corporate governance and set forth procedures by which our managers and Board of Directors carry out their respective responsibilities. The principles are available for viewing on our website at https://investor.adt.com/. We will also provide the Board Governance Principles, free of charge, to stockholders who request them. Such requests should be directed to our Secretary at ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431.

Executive Sessions of Non-Management Directors

The non-management directors of the Company meet in executive sessions without management on a regular basis. Under the Company’s Board Governance Principles, the Chairman presides at such executive sessions (the “Presiding Director”). In the absence of the Presiding Director, the non-management directors will designate another director who is present to preside over such executive sessions.

Apollo Approval of Certain Matters and Rights to Nominate Certain Directors

As long as funds affiliated with or managed by Apollo beneficially own a majority of our outstanding Common Stock, Apollo will be able to control all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation, and certain corporate transactions. See “Certain Relationships and Related Person Transactions.”

Compensation Risk Assessment

We believe that the performance goals and incentive plan structures generally established under the Company’s executive, annual and long-term incentive programs would not contribute to excessive risk taking by our senior executives or employees. The approved goals under our incentive programs are consistent with our financial operating plans and strategies, and these programs are discussed and reviewed by the Compensation Committee. The Company’s compensation systems are balanced, rewarding both short-term and long-term performance, and its performance goals are team oriented, rather than individually focused, and include measurable factors and objective criteria. The Compensation Committee is actively engaged in setting compensation systems, monitoring those systems during the year and using discretion in making rewards, as necessary. As a result of the procedures and practices described above, the Compensation Committee believes that the Company’s compensation policies and practices for its employees do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.

Communications with the Board of Directors

Stockholders and other interested parties desiring to communicate directly with the full Board of Directors, the Audit Committee, the non-management directors as a group or with any individual director or directors may do so by sending such communication in writing, addressed to the attention of the intended recipient(s), c/o Secretary and Chief Legal Officer, ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431. The Company also maintains an ethics hotline where any suspected violation of our code of business conduct and ethics can be reported confidentially. More information about the hotline can be found at https://investor.adt.com under the Governance tab. Interested parties may communicate anonymously and/or confidentially if they desire. All communications received that relate to accounting, internal accounting controls or auditing matters will be referred to the chairman of the Audit Committee unless the communication is otherwise addressed. All other communications received will be forwarded to the appropriate director or directors.

Director Attendance at Annual Meeting

The Company encourages all of our directors to attend each Annual Meeting of Stockholders. Each of Messrs. Becker, DeVries and Whall attended the last annual meeting of stockholders of the Company.

EXECUTIVE OFFICERS

The names of the current executive officers of the Company (and their respective ages as of the date of this proxy statement) are set forth below.

Name	Age	Position
James D. DeVries	57	President and Chief Executive Officer, Director
Daniel M. Bresingham	48	Executive Vice President, Commercial
Jeffrey Likosar	49	Executive Vice President, Chief Financial Officer and Treasurer
David Smail	54	Executive Vice President, Chief Legal Officer and Secretary
Donald Young	55	Chief Information Officer and Executive Vice President, Field Operations
James P. Boyce	63	President, Chief Business Development Officer
Robert C. Kupbens	51	President, Chief Innovation and Product Officer
Jamie E. Haenggi	50	Senior Vice President, Chief Customer Officer
Jochen Koedijk	40	Senior Vice President, Chief Marketing Officer
Kenneth Porpora	43	Senior Vice President, Chief Growth Officer
Amelia O. Pulliam	48	Senior Vice President, Chief Human Resources Officer
Zachary Susil	37	Vice President, Controller and Chief Accounting Officer

James D. DeVries. For the biography of James D. DeVries, please see “The Board of Directors—Class I Directors.”

Daniel M. Bresingham is our Executive Vice President, Commercial. Previously, Mr. Bresingham served as our Executive Vice President and Chief Administrative Officer from March 2018 to December 2018. From October 2016 to March 2018, Mr. Bresingham was our Executive Vice President, Chief of Staff, and Treasurer. Prior to that, Mr. Bresingham served as Chief Financial Officer of Prime Borrower from July 2015 to October 2016. From April 2010 to June 2015, Mr. Bresingham served as the Chief Financial Officer of Protection One. Prior to joining the Company, Mr. Bresingham served as Chief Financial Officer of Stanley Convergent Security Solutions from January 2007 through April 2010 and was the Controller of HSM Electronic Protection Services from November 2004 to January 2007. Mr. Bresingham also has senior management experience in the telecommunications industry and public accounting experience from his time at Arthur Andersen and PricewaterhouseCoopers. Mr. Bresingham holds a bachelor’s degree in Accounting from the University of Illinois at Urbana-Champaign and an MBA from the University of Chicago.

Jeffrey Likosar is our Executive Vice President, Chief Financial Officer and Treasurer. Prior to joining the Company, from February 2014 to September 2016, Mr. Likosar served as CFO of Gardner Denver, a leading global provider of high-quality industrial equipment, technologies, and services to a broad and diverse customer base through a family of highly recognized brands. Mr. Likosar was responsible for all aspects of the financial function in this role. From November 2008 to February 2014, Mr. Likosar served in various capacities at Dell Inc., a privately-owned multinational computer technology company, including as Chief Financial Officer, End User Computing and Operations, and Vice President of Financial Planning and Analysis and Acquisition Integration. Prior to joining Dell, Mr. Likosar spent most of his career at GE across the Appliances, Plastics, and Aviation Divisions. His roles included Chief Financial Officer of Resins (in GE’s Plastics Division) and Chief Financial Officer of Military Systems (in GE’s Aviation Division), in addition to various other roles in the Plastics and Appliances Divisions. Mr. Likosar began his career at GE Appliances as an analyst in the Financial Management Program and holds a bachelor’s degree in Business Administration from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill.

David Smail is our Executive Vice President, Chief Legal Officer and Secretary. Prior to joining the Company, from August 2015 to September 2018, Mr. Smail served as Executive Vice President & Chief Legal Officer for Scientific Games Corporation, a leading developer and provider of technology-based products, systems, platforms, and services for the global gaming and lottery industries. Prior to that he held the role of Executive Vice President & General Counsel at Morgans Hotel Group, an international hospitality company, and before that was Executive Vice President and Group General Counsel of global advertising and communications services business Havas S.A. He also was previously a partner in the international law firm Hogan Lovells (previously Hogan & Hartson). Mr. Smail holds a Bachelor of Arts degree, summa cum laude, in Biology and French from Macalester College, and a Juris Doctor degree, cum laude, from Harvard Law School.

Donald Young is our Chief Information Officer and Executive Vice President, Field Operations. Previously Mr. Young was our Senior Vice President and Chief Information Officer from May 2016 to December 2018. Mr. Young served as the Chief Operating Officer and Chief Information Officer of Prime Borrower from July 2015 to May 2016, and for Protection One from June 2010 to July 2015. Mr. Young joined the alarm industry in 1988 after serving four years in the United States Air Force as a Computer Programmer Analyst. Since then, he has worked as Central Station Manager, Operations and General Manager, Corporate Director, Director of Call Center Operations, VP of Information Technology, CIO and COO. Don is currently President of The Monitoring Association (TMA) and past President of the Partnership for Priority Video Alarm Response (PPVAR).

James P. Boyce is President, Chief Business Development Officer at ADT. Before joining ADT in January 2020, Mr. Boyce was President and CEO of Defenders, ADT’s largest partner and its only Authorized Premier Provider. Prior to joining Defenders in 2011, Mr. Boyce held multiple senior executive positions at Convergys Corporation, including President of Global Business Units. He also spent 20 years at Procter & Gamble holding executive positions in General Management, Sales and Marketing, including Vice President, Global eBusiness. Mr. Boyce earned a Bachelor of Science degree, graduating magna cum laude from Boston College Carroll School of Management.

Robert C. Kupbens joined ADT in May 2019 as the President, Innovation and New Business and in March 2020 he became our President, Chief Innovation and Product Officer. He brings extensive experience driving growth, profitability and strategy across industries, including eBay, Apple, Delta Air Lines, and Target. From August 2016 to March 2019, Mr. Kupbens led the seller marketplace for the Americas at eBay, including creating standards for shipping and returns and leading conception and execution of mega seller events. From March 2014 to June 2016, he was Vice President of Online Retail at Apple, leading one of the top five largest e-commerce businesses globally, including Apple Store App and Apple Store digital. Mr. Kupbens is a graduate of the Massachusetts Institute of Technology and holds an MBA from the University of Michigan.

Jamie E. Haenggi is our Senior Vice President, Chief Customer Officer. Previously, Ms. Haenggi was our Senior Vice President and Chief Growth Officer from March 2018 to July 2018 and our Senior Vice President and Chief Sales and Marketing Officer from July 2015 to March 2018. Prior to that, Ms. Haenggi was the Chief Revenue Officer of Protection One from June 2010 to June 2015. Ms. Haenggi has spent over 20 years in the security industry in a wide range of sales, marketing, and operational positions. Prior to working at Protection One, Ms. Haenggi served as Chief Marketing Officer at Vonage. She has also held leadership positions at National Guardian, Holmes Protection, and ADT Security Services, Inc. At ADT Security Services, Inc., she served as Vice President of Sales & Marketing and later as Vice President of Worldwide Marketing. Ms. Haenggi received her bachelor’s degree in International Relations and Japanese from the University of Minnesota.

Jochen Koedijk is our Senior Vice President, Chief Marketing Officer and has served in this role since July 2018. Previously, Mr. Koedijk was at Chewy.com where he served as Vice President, Marketing from 2017 until July 2018. Prior to Chewy.com, Mr. Koedijk held roles at Amazon and Electronic Arts. During his time at Amazon from 2014 to 2017, he led worldwide Social Media and New Channel Advertising. As a member of Electronic Arts’ digital business unit leadership team, Mr. Koedijk led in-house global performance marketing operations for the company’s Console, PC, and Mobile games business lines. Mr. Koedijk has nearly 20 years of experience in marketing and web development in the eCommerce retail and video games industries in the U.S. and Europe. Mr. Koedijk received a master’s degree in Business Administration and a master’s degree in Social Sciences from the VU University in Amsterdam, The Netherlands.

Kenneth Porpora is our Senior Vice President, Chief Growth Officer, and has served in this role since December 1, 2018. Mr. Porpora was previously our President, Field Operations from August 2015 to December 2018. Mr. Porpora was the Chief Financial Officer of Residential Business at The ADT Corporation from October 2013 to August 2015 and held various financial and data analytics leadership roles at ADT from 2009 to October 2013. Mr. Porpora has spent 20 years in the security industry, in a wide range of finance, sales, marketing, data analytics, and operational positions. Mr. Porpora received his bachelor’s degree in Finance from Florida Atlantic University.

Amelia O. Pulliam is our Senior Vice President, Chief Human Resources Officer, and has served in this position since August 2016. In this role, she is responsible for leading all aspects of the company-wide human resources strategy and people practices for the Company’s employees across the U.S. Ms. Pulliam joined the Company in August 2014 as Vice President, Talent Management, and was responsible for developing the talent and assessment practices for the company. Prior to joining the Company, Ms. Pulliam was with Coca Cola Enterprises from 2007 to 2014, and in her last post served as their Vice President, HR Strategy/M&A and Employee Communications. Ms. Pulliam has nearly 20 years of experience in the field of Human Resources spanning the retail, manufacturing, and services industries in the U.S. and Europe. Ms. Pulliam graduated from the University of South Florida with a degree in Criminology.

Zachary Susil is our Vice President, Controller and Chief Accounting Officer. Mr. Susil was appointed Chief Accounting Officer in April 2019 and has served as Vice President and Controller since January 2017. Previously, Mr. Susil served as Director of External Reporting and Accounting Research and Policy for The ADT Corporation from November 2015 to December 2016 and Director of Accounting Research and Policy from March 2015 to October 2015. Mr. Susil held various accounting positions at The ADT Corporation from September 2012. Prior to joining The ADT Corporation, Mr. Susil held positions at Tyco International Ltd and Ernst & Young LLP. Mr. Susil has more than 10 years of accounting experience and is a Certified Public Accountant in the state of Florida. Mr. Susil graduated from the University of Florida with both a bachelor’s and a master’s degree in Accounting.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section of the Proxy Statement describes in detail the Company’s executive compensation philosophy and programs, as well as the compensation decisions made by the Compensation Committee and the factors which were considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our named executive officers (“NEOs”) who, for fiscal year 2019, are listed below.

Name	Title
James D. DeVries	President and Chief Executive Officer
Jeffrey A. Likosar	Executive Vice President, Chief Financial Officer and Treasurer
Robert C. Kupbens	President, Chief Innovation and Product Officer
Daniel M. Bresingham	Executive Vice President, Commercial
Donald M. Young	Chief Information Officer and Executive Vice President, Field Operations

Executive Compensation Philosophy

The Company’s executive compensation program is guided by the following principles, which make up our executive compensation philosophy:

Pay for Performance. Compensation opportunities are designed to align executives’ pay with the Company’s performance and are focused on producing sustainable long-term growth.

Attract, Promote and Retain Talented Management Team. We compete for talent with other companies both smaller and larger, and both in our market and in other industries. To attract and retain executives with the experience necessary to achieve our business goals, compensation must be competitive and appropriately balanced between fixed compensation and at-risk compensation.

Align Management’s Interests with Interests of Stockholders. We believe that management should have a significant financial stake in the Company to align their interests with those of the stockholders and to encourage the creation of long-term value. Therefore, equity awards make up a substantial component of executive compensation.

Our executive compensation program has three key elements, which have been designed to reflect the above-mentioned principles: base salary, annual cash incentive compensation, and long-term equity compensation. We also provide limited perquisites and retirement benefits to our NEOs.

Prior to our Initial Public Offering in January 2018, our executive compensation program promoted direct ownership in the business, alignment of the interests of management with our Sponsor, and a focus on long-term success. Prior to our Initial Public Offering, each of Messrs. DeVries, Likosar, Bresingham and Young had made a direct investment in Prime Security Services TopCo Parent, L.P. (“Prime TopCo LP”) and were granted profits interests under the LP Agreement (as defined below), 50% of which vest based on performance and the remaining 50% of which vest based on service. Following our Initial Public Offering, our executive compensation program continued to have a significant equity compensation component. As both a private company and a newly public company, we have aimed to ensure that the base salary and target annual incentive levels of each NEO are competitive to appropriately retain and reward our NEOs for their ongoing service and achievements.

We believe that the design of our executive compensation program and our compensation practices support our compensation philosophy. Each year, our Compensation Committee evaluates our compensation philosophy to determine whether it should be adjusted, as well as each of the elements of our compensation program, and may make changes as it deems appropriate.

		WHAT WE DO		WHAT WE DO NOT DO
We align executive compensation with the interests of the Company’s stockholders	✓	Pay clearly aligned with performance
	✓	Executive compensation program designed to ensure majority of value is at risk
	✓	Double-trigger change in control provisions for cash and equity awards

We design the Company’s executive compensation program to avoid excessive risk and promote sustainable growth	✓	Annual evaluation of risk in compensation programs to ensure mitigation of undue risk
	✓	Mix of compensation components (fixed and variable pay, short- and long-term incentives) that encourage focus on both the short- and long-term interests of the Company and its stockholders
	✓	Incentive awards with payouts based upon a variety of financial and operational objectives, which minimizes the risk associated with any single performance measure

We adhere to executive compensation best practices	✓	Independent compensation consultant	x	No repricing of underwater stock options
	✓	Reasonable post-employment/change in control provisions	x	No inclusion of the value of equity awards in severance calculations
	✓	Limited perquisites	x	No excise tax gross-ups upon change in control
			x	No hedging of our stock is permitted by employees or directors

Process for Determining Executive Officer Compensation (including NEOs)

Role of Compensation Committee and Board of Directors

Our Compensation Committee is responsible for, among other things, overseeing our overall compensation structure, policies and programs, including assessing whether our compensation structure results in appropriate compensation levels and incentives for executive management and employees, and for reviewing the performance of and approving the compensation awarded to our executive officers (other than with respect to our Chief Executive Officer, whose compensation is recommended by the Compensation Committee and approved by our Board of Directors) and other senior officers who are subject to the filing requirements of Section 16 of the Exchange Act. Prior to August 2019, when we amended the charter of our Compensation Committee, the Board of Directors was responsible for approving all such compensation matters. In addition, our Compensation Committee is responsible for the approval of equity awards to all of our employees, including grants made to our executive officers, provided that grants to our executive officers are ratified by the full Board of Directors based upon the recommendation of the Compensation Committee, and the Board of Directors approves, pursuant to Rule 16b-3 of the Exchange Act, the exemption of such grants, acquisition of shares of our Common Stock upon settlement or exercise of such grants and subsequent dispositions of such shares of our Common Stock from liability under Section 16(b) of the Exchange Act. The Compensation Committee also ratifies, from time to time, the authority of our Chief Executive Officer to approve equity grants to our employees under our Policy and Procedures for Granting Equity-Based Awards, other than to our executive officers and subject to certain other restrictions as set forth in such policy.

Role of Management

In making determinations with respect to executive compensation for executive officers, our Compensation Committee considers input from the Chief Executive Officer. The Chief Executive Officer provides insight to the Compensation Committee on specific decisions and recommendations related to the compensation of the executive officers other than himself. Our Compensation Committee believes that the input of the Chief Executive Officer with respect to the assessment of individual performance, succession planning and retention is a key component of the process.

Role of Independent Compensation Consultant

The Compensation Committee has the authority to retain, compensate, and terminate an independent compensation consultant and any other advisors necessary to assist in its evaluation of executive compensation.

The Board of Directors retained Pearl Meyer & Partners, LLC (“Pearl Meyer”), a compensation consulting firm, as its independent external advisor to assist it in its evaluation of executive compensation, and to provide insight and market perspective on our current compensation programs.

In selecting Pearl Meyer, the Board of Directors reviewed their independence, including the factors prescribed by the SEC, and concluded that there were no conflicts of interest that would preclude them from serving as an independent advisor to the Board. Pearl Meyer does not provide other services to us, except at the direction of our Board of Directors or Compensation Committee. We do not have any other relationships with Pearl Meyer.

Role of External Market Data

The Compensation Committee considers a number of factors in determining target total compensation for each of the Company’s executive officers (including our NEOs). These factors include, but are not limited to, position specific market data, the executive’s experience and performance, and internal pay equity. While the Compensation Committee strives to generally target executive compensation at the median of the Company’s competitive market (including both selected peer companies and the broader competitive market) in the aggregate, it also applies discretion based upon its review of the factors noted above to make individual compensation decisions for the Company’s executive officers. In addition, the Compensation Committee may target above-median market compensation for specific individuals for a variety of reasons, including, but not limited to:

•	specific organizational considerations, for example, because the role is considered critical to delivering on our overall business strategy;

•	the need for specific expertise in building new or improving upon existing business functions, particularly in the process of hiring candidates from external sources; and

•	the retention of key executives the Company believes are critical to its success.

Similarly, the Compensation Committee may target below-median compensation if individuals are new in their roles or are performing a role that is narrower than what is typical in the market.

Peer Group Development

The Compensation Committee, with the assistance of Pearl Meyer, its independent compensation consultant, has developed a peer group for use in making compensation decisions. While the Compensation Committee considers the executive compensation data at peer group companies, it is not the sole factor in the decision-making process. The Compensation Committee also considers general industry data from third party providers in its review of compensation for our executive officers (including our NEOs). Neither the Compensation Committee nor management has any input into the companies included in these general industry surveys. The table below highlights how the companies included in the peer group were chosen, and how the compensation information related to these companies is used.

How Peer Group Companies are Selected	How Peer Group Data is Utilized

•  Similar or related industry sector

•  Generally focused on business models that generate subscription-based recurring revenue

•  Provide a technology-enabled service

•  Primarily business-to-consumer (B2C) focused, although companies that are business-to-business (B2B) focused also considered

•  Generally between $1 and $10 billion in revenue

•  As an input in determining base salaries, annual incentive targets and long-term incentive award targets

•  As an input in the design of compensation plans

•  To validate whether our Executive Compensation program is aligned with Company performance

•  To benchmark the form and mix of equity awards granted to our employees

The Compensation Committee will review the peer group periodically to determine whether any significant changes to the business conditions of the Company or any of its peers would warrant any changes to the peer group. The peer group utilized for fiscal year 2019 was:

Stanley Black & Decker, Inc.	Expedia Group, Inc.	Republic Services, Inc.

Frontier Communications Corporation	Cintas Corporation	Sirius XM Holdings Inc.

Spotify Technology S.A.	Telephone and Data Systems, Inc.	The Brink’s Company

Equifax Inc.	Twitter, Inc.	H&R Block, Inc.

ServiceMaster Global Holdings, Inc.	Rollins, Inc.

2019 Advisory Vote on Executive Compensation

At our 2019 annual meeting of stockholders, approximately 99% of the shares voted were cast in favor of our advisory vote to approve the compensation of our NEOs (Say on Pay).

We recognize that the business and executive compensation environments continue to evolve, and we are committed to having compensation programs and practices that support our business objectives, promote good corporate governance and align executive pay with our performance. The compensation committee will continue to consider the results from this year’s and future advisory stockholder votes regarding our executive compensation programs. See “Proposal 2 — Advisory Vote to Approve the Compensation of our Named Executive Officers (Say on Pay)” for additional information.

Elements of Executive Compensation

The Company’s total direct compensation program consists of three main elements: base salary, annual cash incentives, and equity-based long-term incentives. A significant majority of our NEOs’ total direct compensation is performance-based and at risk. The Company also provides various benefit and retirement programs, as well as an annual executive physical for our NEOs (and executive officers). The table below provides an overview of the elements of the Company’s executive compensation program, a brief description of each compensation element, and the reason for inclusion in the executive compensation program.

Compensation Element	Brief Description	Objectives
Base Salary	Fixed compensation	* To attract and retain top talent with the experience, skills, and abilities critical to the long-term success of the Company
* To reward sustained success in meeting or exceeding key corporate or business objectives through merit increases
Annual Cash Incentive Bonuses	Variable, performance-based cash compensation	* To drive Company performance against key strategic goals that are aligned with the interests of stockholders, including our Sponsor
Long-Term Incentives—Equity Based	Variable, equity-based compensation to promote achievement of longer-term performance objectives	* To create multi-year performance and retention incentives, and to align executive and shareholder interests * Performance-based and not guaranteed
Employee Benefits and Limited Perquisites	Includes medical, dental, and disability plans, as well as relocation programs, discounts on the services we provide and limited perquisites	* To promote health, wellness and well-being of our executives
Retirement Programs	Includes both retirement savings plan and deferred compensation plan, as applicable	* To provide for basic retirement for our executives

2019 Base Salary

Each NEO is party to an employment agreement or offer letter, as applicable, that provides for a fixed base salary, subject to annual review. Base salaries may be increased, but, under the terms of the employment agreement or offer letter, as applicable, may not be decreased (other than for Mr. Kupbens). The Compensation Committee reviews base salary levels on an annual basis to determine whether the base salary level is appropriate given the NEO’s job responsibilities, experience, value to the Company, and market pay level. Base salary levels are determined taking into consideration all elements of compensation as a whole, and based on individual position, experience, and competitive market base salaries for similar positions.

Base salaries for executive officers, including the NEOs, are reviewed annually by the Compensation Committee. Factors considered in the Compensation Committee’s determination of base salary for an individual executive officer include the scope, complexity and criticality of the role, internal pay equity assessments, the individual executive’s performance and the external market data. In April 2019, base salary increases were approved for Mr. Bresingham to $520,000 and Mr. Young to $520,000 based upon the Compensation Committee’s review of each NEO’s performance, as well as other factors such as their experience, compensation market data and relative internal pay positioning.

In April 2019 as part of the annual compensation review, a base salary increase was approved for Mr. Likosar to $540,400. In August 2019, an additional base salary increase was approved for Mr. Likosar to $650,000. This increase was driven by overall individual performance and alignment to external market data.

The following are the actual base salaries for each of the NEOs as of December 31, 2018 and 2019 (actual salary paid in respect of 2019 appears in the Summary Compensation Table).

Name	Base Salary December 31, 2018	Base Salary December 31, 2019	Increase %
James D. DeVries	$1,000,000	$1,000,000	0.0%
Jeffrey A. Likosar	$530,400	$650,000	22.5%
Robert C. Kupbens	—	$540,000	(i )
Daniel M. Bresingham	$510,000	$520,000	2.0%
Donald M. Young	$510,000	$520,000	2.0%

(i)	Mr. Kupbens began his employment with the Company on May 6, 2019.

Annual Incentive Compensation

The second component of executive officer compensation is an annual cash incentive based on Company performance. Tying a portion of total compensation to annual Company performance permits us to adjust the performance metrics each year to reflect changing objectives and to emphasize those that may be of special importance for a particular year. Through the annual incentive program, we seek to provide an appropriate amount of short-term cash compensation that is at risk and tied to the achievement of certain short-term performance goals.

For 2019, the target bonus opportunities for our NEOs were as follows:

Name	Target Bonus % of Base Salary
James D. DeVries	125%
Jeffrey A. Likosar	100%
Robert C. Kupbens	100%
Daniel M. Bresingham	100%
Donald M. Young	100%

For the 2019 fiscal year, the annual incentive plan (the “2019 AIP”) was approved with a design that reflects the Company’s focus as a primarily subscriber-based business with significant recurring monthly revenues. The metrics utilized in the 2019 AIP were selected to drive results in those categories that we believed would have the most significant impact on the success of our subscriber-based business. The metrics utilized for the 2019 fiscal year, as well as the respective weightings for each metric, are set forth below.

Performance Metric	Weighting	Adjusted Target(a)	Actual Performance	Performance as a % of Target	Weighted Average Payout
Adjusted EBITDA ($M)(b)	25%	$2,478	$2,483	100.2%	27.7%
Revenue Payback Period (excl. upgrades)(c)	25%	2.2x	2.2x	100.8%	28.0%
Gross RMR Additions (excl. wholesale) ($M)(d)	25%	$54.5	$51.4	94.3%	12.6%
Gross Customer Revenue Attrition (excl. DIY)(e)	25%	12.9%	13.4%	95.9%	0.0%
TOTAL					68.3%

(a)

For the metric Adjusted EBITDA, higher actual numbers lead to a greater payout. For the metric Revenue Payback, lower actual numbers lead to a greater payout. Targets for both Adjusted EBITDA and Gross RMR Additions were adjusted to reflect the divestiture of our Canadian business; accordingly, such targets include only ten months of the Canadian business targets for such metrics.

(b)

We define Adjusted EBITDA as net income or loss adjusted for (i) interest, (ii) taxes, (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets, (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions, (v) share-based compensation expense, (vi) merger, restructuring, integration, and other, (vii) losses on extinguishment of debt, (viii) radio conversion costs, (ix) financing and consent fees, (x) foreign currency gains/losses, (xi) acquisition related adjustments, and (xii) other charges and non-cash items. The Adjusted EBITDA metrics shown in the table are reported in millions.

(c)

Revenue payback period measures the net subscriber acquisitions cost (SAC) incurred in the period divided by the recurring monthly revenue added during the period, and represents the approximate time, in years (rounded), required to recover our SAC through contractual monthly recurring fees. Net subscriber acquisition cost represents the costs of acquiring new customers and installation expenditures, net of installation revenues.

(d)

Gross Recurring Monthly Revenue (RMR) generated in the period by contractual recurring fees for monitoring and other recurring services provided to our customers, excluding contracts monitored but not owned.

(e)

Gross customer revenue attrition for 2019 is defined as RMR lost as a result of customer attrition, net of dealer charge-backs and reinstated customers, excluding contracts monitored but not owned and DIY customers. Customer sites are considered canceled when all services are terminated. Dealer charge-backs represent customer cancellations charged back to the dealers because the customer canceled service during the charge-back period, which is generally twelve to fifteen months.

The following table summarizes the calculation of bonuses for fiscal year 2019 paid to each of the NEOs.

Name	Base Salary	Bonus Target %	Bonus Target	Business Performance	Actual Bonus Paid for Fiscal Year 2019
James D. DeVries	$1,000,000	125%	$1,250,000	68.3%	$853,750
Jeffrey A. Likosar	$650,000	100%	$650,000	68.3%	$443,950
Robert C. Kupbens(1)	$540,000	100%	$355,068	—	$355,068
Daniel M. Bresingham	$520,000	100%	$520,000	68.3%	$355,160
Donald M. Young	$520,000	100%	$520,000	68.3%	$355,160

(1)

Mr. Kupbens served as our President, Innovation and New Business from May 2019 to March 2020 at which time he became our President, Chief Innovation and Product Officer. In accordance with his offer letter, Mr. Kupbens’ 2019 AIP incentive award was guaranteed at target but prorated for the number of days he was employed during 2019 (i.e., 240 days).

Non-GAAP Measures—Adjusted EBITDA

We believe that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors about our operating profitability adjusted for certain non-cash items, non-routine items that we do not expect to continue at the same level in the future, as well as other items that are not core to our operations. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against that of other peer companies using similar measures.

We define Adjusted EBITDA as net income or loss adjusted for (i) interest, (ii) taxes, (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets, (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions, (v) share-based compensation expense, (vi) merger, restructuring, integration, and other, (vii) losses on extinguishment of debt, (viii) radio conversion costs, (ix) financing and consent fees, (x) foreign currency gains/losses, (xi) acquisition related adjustments, and (xii) other charges and non-cash items.

There are material limitations to using Adjusted EBITDA. Adjusted EBITDA does not take into account certain significant items, including depreciation and amortization, interest, taxes, and other adjustments which directly affect our net income or loss. These limitations are best addressed by considering the economic effects of the excluded items independently and by considering Adjusted EBITDA in conjunction with net income or loss as calculated in accordance with GAAP.

We provide reconciliations of our non-GAAP metrics to their most comparable GAAP metrics as required by the rules and regulations of the Securities and Exchange Commission and such reconciliations can be found on both the SEC’s and our Company websites.

Long-Term Equity Compensation

The Company’s long-term incentive compensation program is designed to provide a significant portion of our executives’ compensation opportunity in equity-based instruments. We believe that long-term equity compensation is important to assure that the interests of our executives are aligned with those of our stockholders, thus promoting value-creation for our executives and our stockholders. The annual equity award grant process occurs in conjunction with our annual assessment of individual performance and potential and takes into account the competitive compensation landscape. In addition to annual grants, the Company may make equity grants in certain other circumstances, such as for new hires or promotions, or to recognize an individual’s extraordinary contributions to the Company.

In connection with our Initial Public Offering in January 2018, our Board of Directors adopted, and our stockholders approved, our 2018 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), pursuant to which we are permitted to grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards as permitted under the Omnibus Incentive Plan. The Omnibus Incentive Plan is designed to align the interests of our management team with our stockholders.

2019 Long-Term Incentive Plan Equity Awards

For fiscal year 2019, awards of equity under our annual long-term incentive program (the “2019 LTIP”) were delivered to employees utilizing a mix of non-qualified stock options and RSUs, each weighted equally. The following table describes the general terms and conditions applicable to each type of award under our 2019 LTIP:

Grant Type	Vesting	Other Terms & Conditions
Non-qualified Stock Options	Generally, one-third per year, subject to continued employment through each applicable vesting date	• Granted with an exercise price equal to the closing price of the Company’s common stock on the date of grant • Expire on the 10th anniversary of the date of grant unless forfeited earlier
RSUs	Generally, one-third per year, subject to continued employment through each applicable vesting date	• Accumulate dividend equivalent units with respect to dividends, which vest in accordance with the vesting of the underlying RSU award

Target 2019 long-term incentive opportunities for Messrs. DeVries, Likosar, Bresingham and Young were approved in early 2019. Mr. Kupbens’ 2019 long-term incentive opportunity was set forth in his offer letter when he was hired in May 2019. Prior to approval of the 2019 long-term incentive opportunities for our NEOs, the Compensation Committee reviewed and determined that the amounts remain market competitive. Target 2019 long-term incentive opportunities and the number of stock options and RSUs awarded to our NEOs are set forth in the table below:

Name	2019 LTI Award	Stock Options Awarded(1) (#)	RSUs Awarded (#)
James D. DeVries	$4,500,000	1,076,555	364,077
Jeffrey A. Likosar	$1,000,000	239,234	80,906
Robert C. Kupbens(2)	$4,000,000	—	629,921
Daniel M. Bresingham	$600,000	143,540	48,543
Donald M. Young	$600,000	143,540	48,543

(1)

Stock options had an exercise price of $6.18 per share. In connection with the Company’s payment of a special dividend to its stockholders on December 23, 2019, the Company equitably adjusted such stock options by reducing the exercise price per share of common stock subject to each such stock option by $0.70 (the amount of the per share special dividend). As such, the adjusted exercise price for such options is $5.48 per share.

(2)

The 2019 target long-term incentive opportunity for Mr. Kupbens reflects his sign-on equity award opportunity. Further details of Mr. Kupbens’ new hire equity award are described following the tabular disclosure below under the headings “Employment Arrangements” and “Potential Payments Upon Termination or Change in Control.” Starting in fiscal year 2020, unless otherwise approved by the Compensation Committee, Mr. Kupbens’ target long-term incentive opportunity is $1,500,000.

2019 Decisions Related to Pre-Initial Public Offering Equity Awards

In 2019, the Company determined that it was advisable to take certain actions with respect to the pre-Initial Public Offering equity awards, namely the Distributed Shares and the Top-Up Options (each as defined and described in further detail below under the heading “Employment Arrangements—Pre-Initial Public Offering

Equity Awards”) held by current employees, including certain of our NEOs, to provide additional retention incentives tied to each such employee’s continued service with the Company, while at the same time continuing to keep the vesting of such awards tied to the achievement of the original performance metrics.

On August 2, 2019, the Company amended the terms of the Distributed Shares held by individuals who were employed by the Company or one of its subsidiaries as of August 2, 2019, including Messrs. DeVries, Likosar, Bresingham and Young, to provide that as of each February 21, beginning with February 21, 2020, 20% of the shares of common stock subject to the Performance Tranche (as defined below) will cease to be at risk of forfeiture due to the holder’s termination of employment (other than a termination for cause) (i.e., they will no longer require continued service in order to vest); provided, that the vesting of the Performance Tranche will in all events remain subject to the return hurdles (which remain unchanged), and the Performance Tranche will be forfeited if such return hurdles are not achieved. Following a holder’s termination of employment (other than for cause) on or after February 21, 2020, the portion of the holder’s Distributed Shares subject to the Performance Tranche as to which the risk of service-based forfeiture has lapsed will remain outstanding and eligible to vest based on the achievement of the return hurdles.

On November 11, 2019, the Company approved a program for current employees, including the NEOs, pursuant to which employees who held Distributed Shares as of such date, including Messrs. DeVries, Likosar, Bresingham and Young, could elect to receive cash dividends in respect of any dividends paid in respect of any unvested Distributed Shares held by them. Such amounts paid, which included an initial payment of cash dividends in respect of all previously declared but unpaid dividends to date, are generally subject to clawback by the Company upon termination of the individual’s employment for cause or due to the individual’s voluntary resignation other than for good reason or retirement. The clawback obligation will lapse 20% annually beginning February 21, 2020, provided the holder remains employed through each such vesting date. The Company’s right to clawback will also lapse upon the earlier of the date that (i) such unvested Distributed Shares vest in accordance with their terms and (ii) the holder’s employment is terminated by the Company without cause (including, due to the employee’s death or disability) or due to the holder’s resignation for good reason or retirement prior to February 21, 2024. If a holder did not elect to participate in the program, then, consistent with past practice, the holder will continue to receive payment of dividends currently with respect to the holder’s vested Distributed Shares and will be credited with a dividend equivalent book-entry with respect to the holder’s unvested Distributed Shares that would become payable, when, as and if the Distributed Shares to which such dividend equivalents relate vest.

On August 2, 2019, the Company amended the terms of Top-Up Options held by individuals who were employed by the Company or one of its subsidiaries as of August 2, 2019, including Mr. DeVries, Likosar, Bresingham and Young as follows:

Top-Up Options that are or become exercisable will remain outstanding following the holder’s termination of employment until the normal expiration of the Top-Up Option’s term (i.e., January 18, 2028). This amendment applies to both the “Tranche A Option” (i.e. , the portion of the Top-Up Option subject to service-based vesting conditions only) and the “Tranche B Option” (i.e. , the portion of the Top-Up Option subject to performance-based vesting conditions), except if the option holder’s employment is terminated for cause.

As of each February 21, beginning with February 21, 2020, 20% of the shares of common stock subject to the Tranche B Option will cease to be at risk of forfeiture due to the option holder’s termination of employment (other than a termination for cause) (i.e. , they will no longer require continued service in order to vest); provided, that the vesting of the Tranche B Option will in all events remain subject to the return hurdles (which remain unchanged), and the Tranche B Option will be forfeited if such return hurdles are not achieved. Following an option holder’s termination of employment (other than for cause) on or after February 21, 2020, the portion of the option holder’s Tranche B Option as to which the risk of service-based forfeiture has lapsed will remain outstanding and eligible to vest based on the achievement of the return hurdles.

In accordance with applicable SEC rules, the table entitled “Summary Compensation Table” and the “Grants of Plan-Based Awards Table” each include as compensation for Messrs. DeVries, Likosar, Bresingham and

Young a non-cash accounting charge representing the incremental fair value associated with the modification (as determined under generally accepted accounting principles) of the Performance Tranche of the Distributed Shares as a result of the 2019 amendments discussed above.

Employment Arrangements

Each of our NEOs is party to an employment agreement or offer letter, as applicable, with one of our operating subsidiaries, which specifies the terms of the executive’s employment, including certain compensation levels, and is intended to assure us of the executive’s continued employment and to provide stability in our senior management team. In addition to the terms of these employment arrangements described under the heading “—Employment Arrangements” which follows the Summary Compensation Table below, the employment agreement or offer letter, as applicable, provides for certain severance payments and benefits following a termination of employment under certain circumstances. For details on the severance payments and benefits payable to each of our NEOs, see “—Potential Payments Upon Termination or Change in Control.”

On May 3, 2019, The ADT Security Corporation and Donald Young entered into an amendment to his employment agreement. The amendment deleted all references to a “realization event” (as defined in the employment agreement) and amended the employment agreement to remove the reduced severance period and reduced restricted period following a termination of Mr. Young’s employment by us without cause or a resignation for good reason following a realization event. Following the execution of the amendment, if Mr. Young’s employment is terminated by us without cause or he resigns for good reason, his severance period and restricted period will be the twenty-four-month period following such termination of employment. The purpose of the amendment was to bring Mr. Young’s severance in line with the other senior executives of the Company.

Supplemental Savings and Retirement Plan

All of our NEOs are eligible to participate in the ADT Supplemental Savings and Retirement Plan (the “SSRP”), a deferred compensation plan that permits the elective deferral of base salary and annual performance-based bonus for executives in certain career bands. The SSRP provides eligible employees the opportunity to:

•	contribute retirement savings in addition to amounts permitted under the ADT Retirement Savings and Investment Plan (the “RSIP”);

•	defer compensation on a tax-deferred basis and receive tax-deferred market-based growth; and

•	receive any Company contributions that were reduced under the RSIP due to IRS compensation limits.

Executive Benefits and Limited Perquisites

The Company’s executive officers, including the NEOs, are eligible to participate in the benefit plans that are available to substantially all of the Company’s employees, including defined contribution savings plans (e.g., the RSIP), medical, dental and life insurance plans and long-term disability plans, as well as discounts on the services we provide. Additionally, the Company provides relocation benefits when a move is required. None of the NEOs participate in a defined benefit pension plan.

We also provide limited perquisites to our NEOs, including a monthly auto allowance for Messrs. Bresingham and Young, and an annual executive physical for all of our NEOs. Mr. DeVries is also entitled to reimbursement for certain personal housing expenses and certain work-related travel expenses that, in each case, do not qualify as reimbursable business-related expenses, up to an annual maximum of $75,000 and an additional income tax gross-up payment related to such actual taxable reimbursements incurred.

Change in Control and Severance Benefits

Other than Messrs. DeVries, Likosar, Bresingham and Young, certain of our executive officers, including Mr. Kupbens, may be eligible for certain benefits under either The ADT Corporation Severance Plan for U.S.

Officers and Executives (the “Severance Plan”) or The ADT Corporation Change in Control Severance Plan (the “CIC Severance Plan”), depending upon the circumstances leading to their termination of service or employment with the Company. In the case of the CIC Severance Plan, a “double trigger” is required (i.e., a change in control, plus a qualifying termination of employment) before benefits become available to the executives covered by that plan. We believe that the benefits available to executives under this plan are equitable in comparison to the broader market. Details with respect to the key provisions of the severance plans currently in effect and the payments and benefits that would be payable under the plans are set forth in the section titled “Potential Payments Upon Termination or Change in Control” below.

Insider Trading Policy for Employees, Officers and Directors; Prohibition on Hedging

The Board of Directors has developed certain policies and practices, including an insider trading policy, to ensure that our compensation programs appropriately align the interests of our executives with the interests of our stockholders.

Under the Company’s Insider Trading policy, the Company’s officers, directors and employees (collectively, “personnel”) and their respective household and immediate family members are prohibited from engaging in transactions regarding puts, calls, warrants, cashless collars, options or similar instruments involving securities of the Company, or selling such securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery), other than the exercise of a Company-issued stock option. This policy applies to all of our NEOs.

Tax and Accounting Considerations

Section 162(m) of the Code

For income tax purposes, public companies may not deduct any portion of compensation that is in excess of $1 million paid in a taxable year to certain “covered employees,” including our NEOs, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Once an individual becomes a “covered employee” under Section 162(m) of the Code, all current and future compensation to these individuals will remain subject to the limitation under Section 162(m) of the Code.

Section 162(m) of the Code provided a transition relief period exception, pursuant to which the deduction limit under Section 162(m) of the Code does not apply to certain compensation paid (or in some cases, granted) pursuant to a plan or agreement that existed during the period in which the corporation was not publicly held, subject to certain requirements and limitations. Under Section 162(m) of the Code, this transition relief period ends upon the earliest of the following: (i) the expiration of the plan or agreement; (ii) the material modification of the plan or agreement; (iii) the issuance of all employer stock and other compensation that has been allocated under the plan; or (iv) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the corporation’s initial public offering occurs. In December 2019, the Internal Revenue Service published proposed regulations implementing the changes to Section 162(m) of the Code made by the Tax Cuts and Jobs Act of 2017. The proposed regulations clarified that the transition relief period exception will be preserved for companies that went public on or before December 20, 2019; accordingly, we expect to remain eligible for transition relief from the deduction limitations until our stockholder meeting at which directors are elected that occurs in 2022, subject to such transition relief period ending earlier as noted above.

These tax effects are only one factor considered by our Compensation Committee when entering into compensation arrangements. Our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) of the Code if those requirements would impair flexibility in compensating our NEOs in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of our stockholders and reserve the right to award compensation that may not be deductible under Section 162(m) of the Code where the Company believes it is appropriate to do so.

Section 280G of the Code

Section 280G of the Code disallows a tax deduction with respect to certain payments to executives of companies that undergo a change in control, and Section 4999 of the Code imposes a 20% penalty on the individual receiving “excess parachute payments.” Generally, parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans, including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation.

The employment agreements with Messrs. DeVries, Likosar, Bresingham and Young each provide that, to the extent the executive would be subject to Section 280G or 4999 of the Code, the executive’s parachute payments would be reduced to the extent that no portion of the payment shall be subject to the excise tax, but only if the executive’s net after-tax benefit would exceed what the net after-tax benefit would have been if such reduction were not made and the executive paid the applicable excise tax. We do not provide excise tax gross-ups to our NEOs.

2020 Compensation Actions

Special Equity Awards

In February 2020, the Compensation Committee approved special equity awards in the form of non-qualified stock options and RSUs to certain key employees of the Company, including Messrs. DeVries, Likosar, Bresingham and Young, to provide an additional incentive to such employees to drive the Company’s performance and promote the long-term retention of such employees. The grant value of the special equity awards was weighted equally between non-qualified stock options and RSUs. The special equity awards vest one-third of the shares subject to the awards per year over a period of three years from the date of grant. Non-qualified stock options have an exercise price equal to the closing price of the Company’s common stock on the date of grant and expire on the 10th anniversary of the date of grant unless forfeited earlier. RSUs are eligible to receive cash dividends currently to the extent the Company pays dividends to its stockholders; provided, that to the extent the holder terminates employment under certain circumstances prior to the third anniversary of the date of grant, the Company may claw back any dividends paid in respect of unvested RSUs. Shares delivered upon settlement of RSUs may not be transferred, expect on a pro-rata basis to the extent our Sponsor sells or otherwise disposes of its shares of our common stock. The special equity awards were in addition to the annual equity awards that were approved by the Compensation Committee in February 2020.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Members of the Compensation Committee:

Marc E. Becker, Chairman

Reed B. Rayman

Andrew D. Africk

The Report of the Compensation Committee is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act.

Summary Compensation Table

The information set forth in the following table reflects compensation paid or earned by the NEOs for fiscal years 2019, 2018 and 2017. The table reflects total compensation earned beginning in the later of fiscal year 2017 or the year an individual first became a NEO.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5)(6) ($)	Total ($)
James D. DeVries	2019	1,000,000	—	3,941,997	2,250,000	853,750	1,297,512	9,343,259
President and Chief Executive Officer	2018 2017	690,769 513,078	2,929,413 466,299	1,749,147 169,087	11,873,605 —	579,069 563,160	171,308 14,526	17,993,311 1,726,150
Jeffrey A. Likosar	2019	575,646	39,643	2,233,696	499,999	443,950	949,169	4,742,103
Executive Vice President, Chief Financial Officer and Treasurer	2018 2017	527,303 502,974	35,720 537,078	2,035,908 173,254	8,495,902 —	424,320 546,425	147,279 143,480	11,666,432 1,903,211
Robert C. Kupbens(7)	2019	342,692	—	3,999,998	—	355,068	456,991	5,154,749
President, Chief Innovation and Product Officer
Daniel M. Bresingham	2019	517,308	—	2,158,418	299,999	355,160	964,587	4,295,472
Executive Vice President, Commercial	2018 2017	510,000 504,617	— —	1,577,190 167,479	7,465,933 —	408,000 552,330	62,780 20,529	10,023,903 1,244,955
Donald M. Young	2019	517,308		2,158,418	299,999	355,160	967,187	4,298,072
Chief Information Officer and Executive Vice President, Field Operations	2018 2017	510,000 498,848	— —	1,577,190 167,479	7,465,933 —	408,000 552,330	70,662 13,510	10,031,785 1,232,167

(1)

The amounts in this column represent for Mr. DeVries the value of the retention bonus, including the distribution bonus (in respect of accrued distributions on the Class A-2 Units of Prime TopCo LP underlying Mr. DeVries’ retention bonus, paid to Mr. DeVries in shares of our common stock), and for Mr. Likosar the value of the distribution bonus (in respect of accrued distributions on the Class A-2 Units of Prime TopCo LP underlying Mr. Likosar’s retention bonus paid to Mr. Likosar in connection with the vesting of the first and second installments of the retention bonus, payable in accordance with the terms of his employment agreement).

(2)	The values in the “Stock Awards” column for fiscal years 2019, 2018 and 2017 reflect the following:

•

2019: The grant date fair value of RSU awards made in connection with the 2019 LTIP and a non-cash accounting charge representing the incremental fair value associated with the 2019 modification in connection with the amendment of the Performance Tranche of the Distributed Shares, in each case computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation,” (“FASB ASC Topic 718”). The increase in fair value associated with the 2019 modification in connection with the amendment of the Performance Tranche of the Distributed Shares is as follows: Mr. DeVries $1,692,001; Mr. Likosar $1,733,697; Mr. Bresingham $1,858,422; and Mr. Young $1,858,422.

•

2018: The grant date fair value of RSU awards made in connection with the Initial Public Offering and a non-cash accounting charge representing the incremental fair value associated with the 2018 modification in connection with the redemption of Class B Units, in each case computed in accordance with FASB ASC Topic 718. The increase in fair value associated with the January 16, 2018 modification in connection with the redemption of Class B Units is as follows: Mr. DeVries $649,153; Mr. Likosar $665,151; Mr. Bresingham $1,277,198; and Mr. Young $1,277,198. For Mr. Likosar, the reported value also includes the grant date fair value of the Retention Shares granted to him as described in further detail below in the section titled “Employment Arrangements.”

•

2017: The incremental fair value associated with the April 17, 2017 modification of the service-based vesting Class B profit interest unit awards, previously awarded to our NEOs computed in accordance with FASB ASC Topic 718. The table above does not include performance-based vesting Class B Units as the achievement of the performance conditions was not deemed probable on the date of the modification. The increase in fair value associated with the April 17, 2017 modification for all granted performance-based vesting Class B units assuming achievement of the performance-based vesting conditions was as follows: Mr. DeVries $270,539; Mr. Likosar $277,206; Mr. Bresingham $1,466,881; and Mr. Young $1,466,881. The Class B Units were subsequently redeemed in full for Distributed Shares in connection with our Initial Public Offering. See “Executive Compensation—Long-Term Equity Compensation—Pre-Initial Public Offering Equity Awards.”

•

The assumptions used in the valuation of stock-based awards are discussed in Note 10 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(3)	The values in the “Option Awards” column for fiscal years 2019 and 2018 reflect the following:

•	2019: The fair value associated with the grant of non-qualified stock options made in connection with 2019 LTIP.

•

2018: The fair value associated with both the grant of non-qualified stock options made in connection with the Initial Public Offering and Top-Up Options as described in the “Pre-Initial Public Offering Equity Awards” section above. The grant date fair value of the Top-Up Options granted in 2018 are as follows: Mr. DeVries $7,803,607; Mr. Likosar $7,995,904; Mr. Bresingham $7,165,934; and Mr. Young $7,165,934. In connection with Mr. DeVries’ appointment as Chief Executive Officer on December 1, 2018, Mr. DeVries was awarded 1,000,000 stock options with a grant date fair value of $2,970,000.

•

In connection with the Company’s payment of a special dividend to its stockholders on December 23, 2019, the Company equitably adjusted all outstanding stock options to reduce the exercise price per share of common stock subject to each such stock option by $0.70 (the amount of the per share special dividend).

•

The stock-based compensation amounts shown in this column reflect the aggregate grant date fair value, assuming no risk of forfeiture, of stock option awards calculated in accordance with FASB ASC Topic 718. We use the Black-Scholes option pricing model to estimate the fair value of stock options granted, which requires the input of both subjective and objective assumptions. The assumptions used in the valuation of stock-based awards are discussed in Note 10 of our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(4)

The amounts reported in this column were earned under our annual cash incentive bonus program for the applicable year, which is described above. See “Executive Compensation—Annual Incentive Compensation.”

(5)	SSRP employer contributions are now reported in the year earned rather than the successive year when the contribution amount is finalized. Values for 2018 reflect this change in reporting methodology.

(6) Details with respect to the amounts in this column are set forth in the “All Other Compensation” table below.

Summary Compensation Table—All Other Compensation

The components of the “All Other Compensation” column in the Summary Compensation Table for each NEO are shown in the following table.

Name	Fiscal Year	Retirement Plan Contributions(a) ($)	Miscellaneous(b) ($)	Total All Other Compensation ($)
James D. DeVries	2019	78,953	1,218,559	1,297,512
Jeffrey A. Likosar	2019	50,251	898,918	949,169
Robert C. Kupbens	2019	10,785	446,206	456,991
Daniel M. Bresingham	2019	46,265	918,322	964,587
Donald M. Young	2019	46,265	920,922	967,187

(a)	Amounts represent matching contributions made by the Company on behalf of each NEO to its tax-qualified 401(k) RSIP and to its non-qualified SSRP, as applicable.
(b)

Miscellaneous compensation in fiscal year 2019 includes: (i) for Mr. DeVries, $27,840 related to certain reimbursed housing expenses and approximately $42,726 in certain work-related travel expenses that did not qualify as reimbursable business expenses. In addition, Mr. DeVries received an additional payment in 2019, equal to $45,783, to gross him up for the taxes on the aforementioned expenses; (ii) the value of a monthly automotive allowance for Messrs. Bresingham and Young and Company-paid contributions for life insurance benefits for all NEOs; and (iii) the value of the cash dividends paid in respect of Distributed Shares and the value of dividend equivalent units granted in respect of RSUs, in each case, outstanding as of the record date, held by each of our NEOs in connection with the special dividend paid by the Company on December 23, 2019, which were as follows: Mr. DeVries $1,099,406; Mr. Likosar $886,173; Mr. Kupbens $445,908; Mr. Bresingham $910,551; and Mr. Young $910,511.

(7)

Robert C. Kupbens commenced employment with the Company on May 6, 2019. For 2019, Mr. Kupbens served as President, Innovation and New Business and since March 2020 has served as President, Chief Innovation and Product Officer.

Grants of Plan-Based Awards in Fiscal 2019 Table

The following table shows grants of plan-based awards granted to our NEOs during fiscal year 2019. All numbers have been rounded to the nearest whole dollar or share.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Type	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)
				(a)	(b)	(c)	(d)	(e)	(f)	(g)
James D. DeVries	2019 AIP(3)			625,000	1,250,000	2,500,000	—	—	—	—
	LTIP-Option(4)	2/21/2019	3/14/2019	—	—	—	—	1,076,555	5.48	2,250,000
	LTIP-RSU(4)	2/21/2019	3/14/2019	—	—	—	364,077	—	—	2,249,996
	Acct. Mod Cost(6)	8/2/2019		—	—	—	—	—	—	1,692,001
Jeffrey A. Likosar	2019 AIP(3)			325,000	650,000	1,300,000	—	—	—	—
	LTIP-Option(4)	2/21/2019	3/14/2019	—	—	—	—	239,234	5.48	499,999
	LTIP-RSU(4)	2/21/2019	3/14/2019	—	—	—	80,906	—	—	499,999
	Acct. Mod Cost(6)	8/2/2019		—	—	—	—	—	—	1,733,697
Robert C. Kupbens	2019 AIP(3)			177,534	355,068	710,136	—	—	—	—
	Sign-On RSU(5)	4/24/2019	5/9/2019	—	—	—	629,921	—	—	3,999,998
Daniel M. Bresingham	2019 AIP(3)			260,000	520,000	1,040,000	—	—	—	—
	LTIP-Option(4)	2/21/2019	3/14/2019	—	—	—	—	143,540	5.48	299,999
	LTIP-RSU(4)	2/21/2019	3/14/2019	—	—	—	48,543	—	—	299,996
	Acct. Mod Cost(6)	8/2/2019		—	—	—	—	—	—	1,858,422
Donald M. Young	2019 AIP(3)			260,000	520,000	1,040,000	—	—	—
	LTIP-Option(4)	2/21/2019	3/14/2019	—	—	—	—	143,540	5.48	299,999
	LTIP-RSU(4)	2/21/2019	3/14/2019	—	—	—	48,543	—	—	299,996
	Acct. Mod Cost(6)	8/2/2019		—	—	—	—	—	—	1,858,422

(1)

The grant date exercise price for the stock options reported in this column was $6.18 per share. In connection with the Company’s payment of a special dividend to its stockholders on December 23, 2019, the Company equitably adjusted all outstanding stock options to reduce the exercise price per share of common stock subject to each such stock option by $0.70 (the amount of the per share special dividend). This numbers in this column reflect such adjusted exercise price.

(2)

Amounts in this column show the grant date fair value of the stock option and RSU awards granted to the NEOs. These amounts reflect the fair value of the entire amount of the award calculated in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. For grants of stock options, amounts are computed by multiplying the fair value of the award (as determined under the Black-Scholes option pricing model) by the total number of options granted. For grants of RSUs, fair value is computed by multiplying the total number of shares subject to the award by the closing price of the Company’s common stock on the date of grant.

(3)

Under our 2019 AIP, each NEO is eligible to receive an annual cash incentive bonus for the fiscal year, the amount of which will vary depending on the degree of attainment of certain performance goals, as described in “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Compensation.” Amounts reported in columns (a) through (c) represent the potential amount of the bonus if performance goals were attained at certain threshold, target, or maximum levels.

(4)

Amounts represent grants of RSUs and/or non-qualified stock options with respect to our long-term incentive program and are described more fully in the Outstanding Equity Awards at Fiscal Year-End table.

(5)

Amount represents a sign-on equity grant of RSUs granted to Mr. Kupbens in connection with his commencement of employment with ADT LLC as described more fully in the Outstanding Equity Awards at Fiscal Year-End table.

(6)	Amount represents the increase in fair value associated with the 2019 modification in connection with the amendment of the Performance Tranche of the Distributed Shares.

Employment Arrangements

James D. DeVries

Mr. DeVries is party to an amended and restated employment agreement with ADT LLC dated September 4, 2018, which was subsequently amended on November 30, 2018, pursuant to which he serves as our President and Chief Executive Officer. The employment agreement has a term beginning on May 23, 2016, through May 23, 2021, which will automatically extend for successive one-year periods, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the then-applicable term. Under his employment agreement, Mr. DeVries’ annual base salary is $675,000, which was increased to $1,000,000 effective December 1, 2018, and which is subject to annual review and possible increase (but not decrease). In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. DeVries’ target annual bonus is 100% of base salary, which was increased to 125% effective December 1, 2018. Mr. DeVries participates in our long-term incentive plan, and for our 2019 fiscal year he will be eligible to receive long-term incentive awards with a target value equal to 450% of his base salary. Pursuant to the term of his employment agreement and in connection with his appointment as Chief Executive Officer, Mr. DeVries was granted stock options to purchase 1,000,000 shares of our common stock, which will cliff-vest on December 1, 2021, generally subject to his continued employment through such date. He is also eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.

Mr. DeVries’ employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “—Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements.”

Jeffrey A. Likosar

Mr. Likosar is party to an amended and restated employment agreement with ADT LLC, dated December 19, 2017, pursuant to which he serves as our Executive Vice President, Chief Financial Officer, and Treasurer. The employment agreement has a term beginning on October 17, 2016, through October 17, 2021, which will automatically extend for successive one-year periods, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the then-applicable term. Under his employment agreement, his annual base salary is subject to annual review and possible increase (but not decrease). In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. Likosar’s target annual bonus is 100% of base salary. Mr. Likosar participates in our long-term incentive plan and is eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.

On October 15, 2018, in lieu of and in full satisfaction of paying that certain retention bonus award described in Mr. Likosar’s employment agreement, the Board of Directors instead, as contemplated in Mr. Likosar’s employment agreement, approved a one-time grant of restricted shares of our common stock having an aggregate grant date value equal to the value of all unpaid installments of the retention bonus award (the “Retention Shares”), which vest ratably on the first four anniversaries of October 17, 2016. Mr. Likosar’s restricted stock award agreement provides that on each vesting date, in lieu of and in full satisfaction of the distribution bonus obligations in Mr. Likosar’s employment agreement described above, he shall receive an amount equal to $35,720.12 (representing the value of accrued distributions made prior to October 15, 2018, with respect to the Class A-2 Units previously apportioned to each tranche of the retention bonus award), plus an amount equal to the product of (x) the aggregate per-share amount of dividends and other distributions declared by the Company and paid to holders of our common stock following October 15, 2018, multiplied by (y) the number of restricted shares of our common stock that vest on each such vesting date, less applicable withholding (each such cash payment, a “Distribution Bonus”).

Mr. Likosar’s employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “—Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements.”

Robert C. Kupbens

Mr. Kupbens is party to an offer letter with ADT LLC dated April 23, 2019, pursuant to which he served as the President, Innovation and New Business until March 2020 when he became President, Chief Innovation and Product Officer. Under the terms outlined in his offer letter, Mr. Kupbens’ annual base salary is subject to annual review and may be adjusted based on his and the Company’s performance. In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. Kupbens’ target annual bonus is 100% of base salary. Mr. Kupbens participates in our long-term incentive plan, and for our 2020 fiscal year he will be eligible to receive long-term incentive awards with a target grant date value equal to $1,500,000. Mr. Kupbens received a one-time sign-on equity award of RSUs with a grant date value of $4,000,000, as further detailed above in “Grants of Plan-Based Awards in Fiscal 2019”. Mr. Kupbens is eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, relocation reimbursement, retirement, medical and welfare benefits.

Mr. Kupbens’ employment relationship established by the offer letter is an at-will arrangement which provides that he is eligible to participate in the Severance Plan and the CIC Severance Plan, which provide for severance benefits to be paid in the event of employment termination in certain circumstances, and also includes post-termination restrictive covenant provisions, which are described below under “—Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements.”

Daniel M. Bresingham

Mr. Bresingham is party to an amended and restated employment agreement with The ADT Security Corporation, dated December 19, 2017, pursuant to which he initially served as our Executive Vice President, Treasurer and Chief Administrative Officer. Mr. Bresingham was appointed our Executive Vice President, Commercial, effective October 25, 2018. The employment agreement has a term beginning on July 1, 2015, through July 1, 2020, which will automatically extend for successive one-year periods, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the then-applicable term. Under his employment agreement, his annual base salary is subject to annual review and possible increase (but not decrease). In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. Bresingham’s target annual bonus is 100% of base salary. Mr. Bresingham participates in our long-term incentive plan and is eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.

Mr. Bresingham’s employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “—Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements.”

Donald M. Young

Mr. Young is party to an amended and restated employment agreement with The ADT Security Corporation, dated December 19, 2017, as amended on May 3, 2019, pursuant to which he serves as our Chief Information Officer and Executive Vice President, Field Operations. The employment agreement has a term beginning on July 1, 2015, through July 1, 2020, which will automatically extend for successive one-year periods, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the then-applicable term. Under his employment agreement, his annual base salary is subject to annual review and possible increase (but not decrease). In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. Young’s target annual bonus is 100% of base salary. Mr. Young participates in our long-term incentive plan and is eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.

Mr. Young’s employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “—Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements.”

See “Compensation Discussion and Analysis —Elements of Executive Compensation—Annual Incentive Compensation” for additional details regarding the annual cash bonus program for our NEOs and see Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Equity Compensation” for a discussion of the material terms of the equity awards reflected in the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table.”

Pre-Initial Public Offering Equity Awards

Prior to our Initial Public Offering, Messrs. DeVries, Likosar, Bresingham, Young and certain other executive officers were granted profits interests (i.e., Class B Units in Prime TopCo LP (“Class B Units”)) under the LP Agreement. Class B Units allowed the NEOs to share in the future appreciation of Prime TopCo LP, subject to certain vesting conditions, including both service-based vesting (based on continued employment) and performance-based vesting (based on the return achieved by our Sponsor), as described in more detail below. These Class B Units were designed to foster a long-term commitment to us by our participating officers, provide a balance to the short-term cash components of our compensation program, align a portion of the participating officer’s compensation to the interests of our Sponsor, promote retention, and reinforce our pay-for-performance structure.

The Class B Units were issued pursuant to the terms of a Class B Unit award agreement between Prime TopCo LP and each participating officer. Class B Units represented an ownership interest in Prime TopCo LP providing the holder with the opportunity to receive, upon a “Realization Event” (as defined below), a return based on the appreciation of Prime TopCo LP’s equity value from the date of grant. These Class B Units were issued as an upfront grant designed to provide a long-term incentive for five years following the grant date. The awards were structured so that if Prime TopCo LP’s equity value were to appreciate, the executive would share in the growth in value from the date of grant solely with respect to the vested portion of the executive’s Class B Units. If Prime TopCo LP’s equity were to not appreciate in value or to decrease in value in the future, then the Class B Units would have no value. Grantees were not required to make any capital contribution in exchange for their Class B Units, which were awarded as compensation. Class B Units had no voting rights.

These equity awards functioned as a retention device because 50% of the Class B Units subject to each award were scheduled to vest ratably over a five-year period (20% per year), subject to the participating officer’s continued employment on each annual vesting date (the “Service Tranche”). The unvested portion of the Service Tranche would have also vested on the earlier of (i) the six-month anniversary of a change in control (which included an initial public offering of the Company) or (ii) the participating officer’s termination without cause or for good reason within six months following a change in control, whichever event occurred first.

To reinforce the pay-for-performance structure and alignment with interests of our stockholders, the remaining 50% of the Class B Units subject to each award were scheduled to vest only upon satisfaction of certain performance thresholds (the “Performance Tranche”). Fifty percent of the Performance Tranche would have vested only if, as of any measurement date (i.e., any date on which our Sponsor received cash distributions and/or cash proceeds in respect of Class A Units in Prime TopCo LP (“Class A Units”)), our Sponsor had achieved a multiple of invested capital (“MOIC”) of 1.75, and the remaining 50% of the Performance Tranche would have vested only if, as of any measurement date, our Sponsor had achieved a MOIC of 2.0.

For purposes of the Class B Unit award agreements, a “Realization Event” meant the first occurrence of any of the following: (i) a liquidation of Prime TopCo LP and its subsidiaries; (ii) a transfer of all or substantially all of the assets of Prime TopCo LP and its subsidiaries to a person or group other than our Sponsor or its affiliates; (iii) a sale or other disposition by our Sponsor, to a person or group other than our Sponsor and its affiliates, in either case, of 50% or more of the Class A Units held by our Sponsor, respectively, as of May 2, 2016; or (iv) a qualified initial public offering of Prime TopCo LP (as defined in the LP Agreement).

Simultaneously with our Initial Public Offering, each holder of Class B Units (including the participating officer’s holding any such units) had his or her entire Class B interest in Prime TopCo LP redeemed in full for the number of shares of our common stock that would have been distributed to such holder under the terms of the LP Agreement if Prime TopCo LP were to distribute to its partners in-kind all of the shares of our common stock that it holds, valuing such shares at our Initial Public Offering price, in a hypothetical liquidation on the date of our Initial Public Offering (such shares, the “Distributed Shares”). The redemption of Class B Units for Distributed Shares did not result in any accelerated vesting of such Class B Units; the Distributed Shares distributed in redemption of vested Class B Units were fully vested upon such distribution, and the Distributed Shares distributed in redemption of unvested Class B Units were unvested upon such distribution, and remain eligible to vest pursuant to the same vesting schedule as the unvested Class B Units in respect of which they are distributed (i.e., 50% of the Distributed Shares will be subject to vesting based on our Sponsor’s realizing specified multiples of invested capital, and the remainder of the Distributed Shares vested on the six-month anniversary of our Initial Public Offering).

In addition to the vesting terms, each individual who received Distributed Shares in redemption of his or her Class B Units in connection with our Initial Public Offering was required to execute a joinder to the Company’s Amended and Restated Management Investor Rights Agreement (the “MIRA”). Under the MIRA, the Distributed Shares are generally subject to transfer restrictions, repurchase rights, and piggy-back registration rights in connection with certain offerings of our common stock.

In addition, each individual who received Distributed Shares in the above-described redemption of his or her Class B Units also received a grant of stock options under the Omnibus Incentive Plan (the “Top-Up Options”). The intended purpose of coupling the Top-Up Option grants with the distribution of Distributed Shares is to preserve the intended percentage of the future appreciation of Prime TopCo LP that the Class B Units would have been allocated had they not been redeemed in connection with our Initial Public Offering. The Top-Up Options have a term of ten years from the date of grant. The Top-Up Options were partially vested and partially unvested at grant, in the same proportion as the Class B Units held by the recipient immediately prior to the above-described redemption. The unvested portion of the Top-Up Options are eligible to vest pursuant to the same vesting schedule as the unvested Distributed Shares held by the recipient of such stock options. Any shares of our common stock acquired upon exercise of the Top-Up Options are subject to the terms of the MIRA.

See “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Equity Compensation—2019 Decisions Related to Pre-Initial Public Offering Equity Awards” for a discussion of the August 2, 2019, amendments to the terms of the Distributed Shares and Top-Up Options and a description of the terms of an elective Distributed Shares dividend program approved in November 2019.

In accordance with applicable SEC rules, the table entitled “Summary Compensation Table” and the “Grants of Plan-Based Awards Table” each include as compensation for Messrs. DeVries, Likosar, Bresingham and Young a non-cash accounting charge representing the incremental fair value associated with the modification (as determined under generally accepted accounting principles) of the Performance Tranche of the Distributed Shares as a result of the August 2, 2019 amendments.

Outstanding Equity Awards at Fiscal 2019 Year-End Table

The following table shows equity awards outstanding as of December 31, 2019 for each of the NEOs. All numbers have been rounded to the nearest whole dollar or unit.

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
James D. DeVries	1/18/2018(2)	775,707	775,706	$13.30	1/18/2028	492,103	3,902,377	1,119,194	8,875,208
	1/18/2018(3)	—	288,865	$13.30	1/18/2028	—	—	—	—
	9/4/2018(4)	—	1,000,000	$8.49	9/4/2028	—	—	—	—
	3/14/2019(5)	—	1,076,555	$5.48	3/14/2029	—	—	—	—
Jeffrey A. Likosar	1/18/2018(2)	794,822	794,821	$13.30	1/18/2028	185,971	1,474,750	1,146,774	9,093,918
	1/18/2018(3)	—	131,302	$13.30	1/18/2028	—	—	—	—
	3/14/2019(5)	—	239,234	$5.48	3/14/2029	—	—	—	—
Robert C. Kupbens						694,473	5,507,171	—	—
Daniel M. Bresingham	1/18/2018(2)	712,320	712,319	$13.30	1/18/2028	77,962	618,239	1,229,275	9,748,151
	1/18/2018(3)	—	78,781	$13.30	1/18/2028	—	—	—	—
	3/14/2019(5)	—	143,540	$5.48	3/14/2029	—	—	—	—
Donald M. Young	1/18/2018(2)	712,320	712,319	$13.30	1/18/2028	77,962	618,239	1,229,275	9,748,151
	1/18/2018(3)	—	78,781	$13.30	1/18/2028	—	—	—	—
	3/14/2019(5)	—	143,540	$5.48	3/14/2029	—	—	—	—

(1)

Represents stock options granted under the Omnibus Incentive Plan. Stock options granted to the NEOs expire on the tenth anniversary of the grant date. In connection with the Company’s payment of a special dividend to its stockholders on December 23, 2019, the Company equitably adjusted all outstanding stock options to reduce the exercise price per share of common stock subject to each such stock option by $0.70 (the amount of the per share special dividend). This numbers in the “Option Exercise Price” column reflect such adjusted exercise price.

(2)

Represents the Top-Up Options granted under the Omnibus Incentive Plan in connection with the redemption of each NEO’s Class B Units as described in the “Pre-Initial Public Offering Equity Awards” section above. The performance-based stock options (i.e., the Tranche B Option) reflected in column (c) will vest upon a “Realization Event” if, and to the extent that, our Sponsor receives specified levels of its invested capital in the Company in connection with the Realization Event. See “Executive Compensation—Elements of Executive Compensation—Long-Term Equity Compensation” above for a discussion of the Performance Tranche vesting criteria.
(3)	Represents stock options granted in connection with our Initial Public Offering. Stock options cliff-vest on January 18, 2021.
(4)	Represents stock options granted in connection with Mr. DeVries’ promotion to the role of Chief Executive Officer which will cliff-vest on December 1, 2021.
(5)

Represents stock options granted as part of the 2019 LTIP. Stock options vest as to approximately one-third of the shares subject to the stock option on each of the first three anniversaries of the grant date.

(6)

Represents unvested RSUs granted under the Omnibus Incentive Plan and also includes dividend equivalent units granted with respect to such RSUs in connection with dividends paid on the Company’s common stock following the grant date. The table below shows on a grant-by-grant basis the vesting schedules related to the unvested RSU awards and, for Mr. Likosar only, the Retention Shares that are represented in the above table.

Name	Grant Date	Vesting Schedule
James D. DeVries	1/18/2018	88,595 RSUs (including dividend equivalent units) will cliff-vest on January 18, 2021.
	3/14/2019	3/14/2019: 403,508 RSUs (including dividend equivalent units) vest in three installments of one-third on March 14, 2020, 2021 and 2022.

Jeffrey A. Likosar	1/18/2018	40,270 RSUs (including dividend equivalent units) will cliff-vest on January 18, 2021.

	10/15/2018	56,033 unvested Retention Shares granted in satisfaction of the Likosar Retention Bonus as described above in the “Employment Arrangements” section. 28,017 and 28,016 Retention Shares vest on each of October 17, 2020 and 2021, respectively.

	3/14/2019	89,668 RSUs (including dividend equivalent units) vest in three installments of one-third on March 14, 2020, 2021 and 2022.
Robert C. Kupbens	5/9/2019	694,473 RSUs (including dividend equivalent units) vest in three installments of one-third on May 9, 2020, 2021 and 2022.

Daniel M. Bresingham	1/18/2018	24,162 RSUs (including dividend equivalent units) will cliff-vest on January 18, 2021.

	3/14/2019	53,800 RSUs (including dividend equivalent units) vest in three installments of one-third on March 14, 2020, 2021 and 2022.
Donald M. Young	1/18/2018	24,162 RSUs (including dividend equivalent units) will cliff-vest on January 18, 2021.
	3/14/2019	53,800 RSUs (including dividend equivalent units) vest in three installments of one-third on March 14, 2020, 2021 and 2022.

(7)

Represents unvested Distributed Shares subject to performance-based vesting requirements (i.e., the Performance Tranche). These performance-based Distributed Shares will vest upon a “Realization Event” if, and to the extent that, our Sponsor receives specified levels of its invested capital in the Company in connection with the Realization Event. See “Executive Compensation—Elements of Executive Compensation—Long-Term Equity Compensation” above for a discussion of the Performance Tranche vesting criteria.

Stock Vested in Fiscal 2019 Table

The following table sets forth information regarding Stock Awards that vested during fiscal year 2019. All numbers have been rounded to the nearest whole dollar or share, where applicable.

		Stock Awards
Name	Vesting Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)
Jeffrey A. Likosar(1)	10/17/2019	28,017	196,399

(1)	This reflects the second vesting tranche of 25% of the Retention Shares issued to Mr. Likosar.

Non-qualified Deferred Compensation for Fiscal 2019

The following table sets forth information related to the non-qualified deferred compensation accounts of our NEOs as of December 31, 2019.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
	(a)	(b)	(c)	(d)	(e)
James D. DeVries	68,877	66,953	37,457	—	340,188
Jeffrey A. Likosar	39,271	38,251	47,808	—	235,506
Robert C. Kupbens	—	—	—	—	—
Daniel M. Bresingham	68,038	36,129	27,352	—	232,043
Donald M. Young	709,517	40,785	247,463	—	1,360,165

(1)

The amounts shown in columns (a) and (b) reflect employee and Company contributions, respectively, under the SSRP, the Company’s non-qualified retirement savings plan during fiscal 2019. All of the amounts in columns (a) and (b) are included in the Summary Compensation Table under the column heading “Salary” and “All Other Compensation,” respectively.

(2)	The amounts shown in this column include earnings (or losses) on the NEO’s notional account in the SSRP.

The SSRP is a non-qualified deferred compensation plan that operates in conjunction with our RSIP. A participant must designate the portion of the credits to his or her account that shall be allocated among the various measurement funds. In default of such designation, credits to a participant’s account are allocated to one or more measurement funds as determined by the SSRP’s plan administrator. Participant notional account balances are credited daily with the rate of return earned by the applicable measurement fund. The measurement funds for the SSRP are consistent with those funds available under the Company’s RSIP.

For fiscal 2019 (i) Mr. DeVries elected to make pre-tax contributions equal to 5% of his base salary and 5% of his performance bonus, (ii) Mr. Likosar elected to make pre-tax contributions equal to 5% of his base salary and 5% of his performance bonus, (iii) Mr. Bresingham elected to make pre-tax contributions equal to 7% of his base salary and 7% of his performance bonus, and (iv) Mr. Young elected to make pre-tax contributions equal to 50% of his base salary and 100% of his performance bonus. The Company will make matching contributions equal to 100% of the first 5% of eligible pay contributed by each eligible executive. Under the terms of the SSRP, an eligible executive may elect to defer up to 50% of his base salary and up to 100% of his performance bonus.

A participant is always fully vested in the participant’s own contributions and vests in the Company contributions after completing three years of service from the date of hire (subject to full vesting upon death, disability, retirement (e.g., (i) age 55 and (ii) a combination of age and years of service at separation totaling at least 60) or a change in control). Distributions are made in either a lump sum or in annual installments (up to 15 years) in accordance with a participant’s election. In the event a separation from service is due to a participant’s death or disability a distribution is made in a lump sum within 90 days of such event.

Potential Payments Upon Termination or Change in Control

Severance Payments and Benefits under Employment Arrangements with NEOs

Employment Agreements. Messrs. DeVries, Likosar, Bresingham and Young are entitled to certain severance payments and benefits following termination of employment under such NEO’s employment agreement. All severance payments and benefits are conditioned upon the execution by such NEO of a general release of claims in favor of the Company and such NEO’s continued compliance with the restrictive covenants contained in such NEO’s employment agreement. All of the employment agreements prohibit such NEO from disclosing confidential information of the Company at any time. In addition, Messrs. DeVries, Likosar, Bresingham and Young may not make disparaging statements about the Company, its products or practices, or any of its directors, officers, agents, representatives, stockholders, or the Company’s affiliates at any time. Messrs. DeVries, Likosar, Bresingham and Young are required during employment and for the twenty-four (24) month period thereafter not to compete with the Company and are required during such same period not to solicit the employees, customers, subscribers, or suppliers of the Company. References to the “Company” in this paragraph and in this section mean Prime TopCo LP and any direct or indirect subsidiaries thereof and any successors thereto.

If Messrs. DeVries, Likosar, Bresingham or Young have their respective employment terminated by the Company without Cause (as defined below), by the Company in the event the Company elects not to renew the term of his employment, or by such NEO for Good Reason (as defined below), such NEO will be entitled to: (i) continued payment of his annual base salary beginning on the date of such termination (the “Qualifying Termination Date”) and ending on the earlier of (x) the twenty-four (24) month anniversary of the Qualifying Termination Date and (y) the first date that such NEO violates any restrictive covenants in his employment agreement (the “Severance Period”), (ii) continued coverage during the Severance Period for such NEO and any eligible dependents under the health and welfare plans in which such NEO and any such dependents participated immediately prior to the Qualifying Termination Date, subject to any active-employee cost-sharing or similar provision in effect for the executive as of immediately prior to the Qualifying Termination Date, and (iii) a prorated portion of the annual bonus payable with respect to the year of such termination, based solely on the actual level of achievement of the applicable performance goals for such year, and payable if and when annual bonuses are paid to other senior executives of the Company with respect to such year.

With respect to Mr. Likosar’s Retention Shares, if his employment is terminated by the Company without Cause, due to his death, or on account of his disability, or if Mr. Likosar terminates his employment for Good Reason (as defined below) prior to October 17, 2021, then all unvested Retention Shares outstanding as of such date will immediately vest and any Distribution Bonus with respect to such Retention Shares shall become payable, less applicable withholding taxes.

Severance Plan. Mr. Kupbens would receive benefits under the Severance Plan upon an involuntary termination of employment other than for Cause, permanent disability, or death. Upon such termination, Mr. Kupbens would be entitled to the following: (i) Salary continuation payments equal to eighteen (18) months of base salary and target annual bonus; (ii) continued participation in the Company’s medical, dental and health care reimbursement account coverage for eighteen (18) months following termination of employment (or until Mr. Kupbens commences employment by another company and becomes eligible for coverage under the new employer’s plans), subject to his payment of the employee portion of such coverage; (iii) to the extent Mr. Kupbens has not become eligible for medical, dental and health care reimbursement account coverage by a new employer after the twelve (12) month period following termination of employment, a lump sum cash payment equal to the projected value of the employer portion of the premiums for such coverage for an additional period of six (6) months; (iv) at the Company’s discretion and subject to the terms of the Company’s annual bonus plan, a pro-rata bonus for the year of termination based on the actual performance of the Company and paid when bonuses are paid to other participants in the plan; and (v) at the Company’s discretion, outplacement services for a period not to exceed twelve (12) months. Mr. Kupbens must execute a general release of claims in favor of the Company in order to receive these benefits. Pursuant to his offer letter, Mr. Kupbens is required during employment and for the twelve (12) month period thereafter not to compete with the Company and is required during employment and for the twenty-four (24) month period thereafter not to solicit the employees, customers, vendors, agents or representatives of the Company. The Severance Plan also imposes post-termination covenants regarding non-disclosure of confidential information and non-disparagement.

CIC Severance Plan. In connection with a change in control, Mr. Kupbens would receive benefits under the CIC Severance Plan only if he had a qualifying termination of employment (an involuntary termination of employment other than for Cause, permanent disability or death, or a Good Reason Resignation, within the period beginning sixty (60) days prior to, and ending twenty-four (24) months following, a change in control). Upon such termination, Mr. Kupbens would be entitled to the following: (i) a lump-sum payment equal to two times his base salary and two times his target annual bonus; (ii) continued participation in the Company’s medical, dental and health care reimbursement account coverage for twelve (12) months following termination of employment (or until Mr. Kupbens commences employment by another company and becomes eligible for coverage under the new employer’s plans), subject to his payment of the employee portion of such coverage; (iii) to the extent Mr. Kupbens has not become eligible for medical, dental and health care reimbursement account coverage by a new employer after the twelve (12) month period following termination of employment, a lump-sum cash payment equal to the projected value of the employer portion of the premiums for such coverage for an additional period of twelve (12) months; (iv) a pro-rata bonus for the year of termination based on the target bonus for the year of termination; and (v) payment of the cost of outplacement services for twelve (12) months following the termination of employment. Mr. Kupbens must execute a general release of claims in favor of the Company in order to receive these benefits. The CIC Severance Plan also requires Mr. Kupbens to comply with certain post-termination covenants regarding non-disclosure of confidential information and non-disparagement as a condition to his receipt of severance benefits.

The Company does not reimburse its NEOs with respect to any excise tax triggered by Section 4999 of the Code, but pursuant to the terms of the employment agreements and the CIC Severance Plan any parachute payments (i.e., payments made in connection with a change in control as defined in Section 280G of the Code and the regulations thereunder) will be capped at three times the NEO’s “base amount” under Section 280G of the Code and the regulations thereunder if the cap results in a greater after-tax payment to the NEO than if the payments were not capped.

Applicable Definitions

For purposes of the employment arrangements with our NEOs:

For Messrs. DeVries, Likosar, Bresingham or Young, a termination is for “Cause” if he (i) is convicted of, or pleads nolo contendere to, a crime that constitutes a felony or involves fraud or a breach of the executive’s duty of loyalty with respect to the Company, or any of its customers or suppliers that results in material injury to the Company, (ii) repeatedly fails to perform reasonably assigned duties which remain uncured for ten (10) days after receiving written notice, (iii) commits an act of fraud, misappropriation, embezzlement, or materially misuses funds or property belonging to the Company, (iv) commits a willful violation of the Company’s written policies, or other willful misconduct that results in material injury to the Company, which remains uncured for ten (10) days after receiving written notice, (v) materially breaches his employment agreement resulting in material injury to the Company, which remains uncured for ten (10) days after receiving written notice, or (vi) violates the terms of his confidentiality, non-disparagement, non-competition and non-solicitation provisions.

For Mr. Kupbens, a termination for “Cause” shall mean his (i) substantial failure or refusal to perform duties and responsibilities of his job as required by the Company, (ii) material violation of any fiduciary duty owed to the Company, (iii) conviction of, or entry of a plea of nolo contendere with respect to, a felony, (iv) conviction of, or entry of a plea of nolo contendere with respect to, a misdemeanor which involves dishonesty, fraud or morally repugnant behavior, (v) dishonesty, (vi) theft, (vii) violation of Company rules or policy, or (viii) other egregious or morally repugnant conduct that has, or could have, a serious and detrimental impact on the Company and its employees. The Company, in its sole and absolute discretion, shall determine Cause.

Messrs. DeVries, Likosar, Bresingham or Young may terminate their employment for “Good Reason” if any of the following events occur without such NEO’s prior express written consent, (i) the executive’s annual base salary or target bonus are decreased, (ii) the Company fails to pay any material compensation due and payable to the executive in connection with his employment or employment agreement, (iii) the executive’s duties, responsibilities, authority, positions, or titles are materially diminished, (iv) the Company requires the executive to be relocated more than thirty (30) miles from a specified location (the Longwood, Florida, area for Mr. Young, and the Boca Raton, Florida, area for Messrs. DeVries and Likosar), or (v) the Company breaches its obligations under such NEO’s employment agreement.

Such NEO must provide written notice to the Company describing the events that constitute Good Reason within forty-five (45) days following the first occurrence of such events and the Company has a thirty (30) day cure period following receipt of such notice, before such NEO may terminate his employment for Good Reason.

For Mr. Kupbens, a “Good Reason Resignation” under the CIC Severance Plan means any retirement or termination of employment by him that is not initiated by the Company and that is caused by any one or more of the following events which occurs during the period beginning sixty (60) days prior to the date of a change in control and ending twenty-four (24) months after the date of such change in control: (i) without his written consent, assignment to him of any duties inconsistent in any material respect with his authority, duties or responsibilities as in effect immediately prior to the change in control which represent a diminution of such duties, or any other action by the Company which results in a material diminution in such authority, duties or responsibilities; (ii) without his written consent, a material change in the geographic location at which he must perform services to a location which is more than fifty (50) miles from his principal place of business immediately preceding the change in control; provided, that such change in location extends the commute of Mr. Kupbens; (iii) without his written consent, a material reduction to his base compensation and benefits, taken as a whole, as in effect immediately prior to the change in control; or (iv) the Company’s failure to obtain a satisfactory agreement from any successor to assume and agree to perform the Company’s obligations to Mr. Kupbens under the CIC Severance Plan. Notwithstanding the foregoing, Mr. Kupbens will be considered to have a Good Reason Resignation only if he provides written notice to the Company specifying in reasonable detail the events or conditions upon which he is basing such Good Reason Resignation and he provides such notice within ninety (90) days after the event that gives rise to the Good Reason Resignation. Within thirty (30) days after notice has been received, the Company will have the opportunity, but will have no obligation, to cure such events or conditions that give rise to the Good Reason Resignation. If the Company does not cure such events or conditions within the thirty (30) day period, Mr. Kupbens may terminate employment with the Company based on Good Reason Resignation within thirty (30) days after the expiration of the cure period.

Equity Awards—Treatment Upon Termination (Not in Connection with a Change in Control)

Distributed Shares/Top-Up Options. If a NEO who holds distributed shares or Top-Up options experiences a qualifying termination and during the one (1) year period following the Qualifying Termination Date all or any portion of the performance-based vesting tranche would have vested had such NEO’s employment not been terminated, then such NEO will also be deemed vested in a percentage of the Distributed Shares and Top-Up Options in respect of the performance-based vesting tranche equal to the product of (i) the percentage of the performance-based vesting tranche (e.g., 50% or 100%) that would have vested had such NEO’s employment not been terminated multiplied by (ii) 100%. In the event such NEO’s employment is terminated for “cause” all

Distributed Shares and Top-Up Options (whether vested or unvested) then held by such NEO are immediately forfeited.

RSUs and Options. Under the terms of the award agreements, if a NEO’s employment is terminated without cause, then such NEO’s equity awards (other than the Distributed Shares and Top-Up Options, as applicable) will vest on a prorated basis as of the date of termination, with respect to a number of shares underlying the award based on the number of full months of service completed commencing with the date of grant and ending on the date of such termination, divided by the number of full months required to achieve complete vesting.

Under the terms of the award agreements for Messrs. DeVries, Likosar, Bresingham and Young, if their employment is terminated due to such NEO’s “retirement”, then such NEO’s equity awards will vest on a prorated basis as of the date of termination, with respect to a number of shares underlying the award based on the number of full months of service completed commencing with the date of grant and ending on the date of such termination, divided by the number of full months required to achieve complete vesting; provided, that such retirement occurs at least one year after the date of grant. Under the terms of the award agreements for Mr. Kupbens, if his employment is terminated due to “retirement”, then his equity awards will continue to vest in accordance with their terms; provided, that such retirement occurs at least one year after the date of grant. As of December 31, 2019, only Mr. Young was retirement eligible under the terms of the equity awards.

If a NEO’s employment is terminated due to death or disability, then the unvested portion of the award will fully vest as of the date of such termination. If such NEO’s employment is terminated for “cause” then the award (whether vested or unvested) then held by such NEO is immediately forfeited. In addition, pursuant to the terms of their respective option and RSU award agreements, each NEO has agreed to be subject to post-termination non-compete and non-solicitation restrictions for the twelve-month period following his or her termination of employment. Such restrictive covenants are in addition to (but run concurrent with) the post-termination restrictive covenants included in each such NEO’s respective employment arrangement.

For purposes of the RSU and option awards granted pursuant to the 2018 and 2019 long-term incentive plan, “retirement” includes: a termination of such NEO’s employment with the Company or as a result of such NEO’s voluntary resignation on or after age 55 if the sum of such NEO’s age and full years of service with the Company is at least 60.

Equity Awards—Treatment Upon a Change in Control or a Termination in Connection with a Change in Control

RSUs and Options. Under the terms of the award agreements, if a NEO experiences a termination without Cause or a resignation for Good Reason during the twenty-four month period following a change in control, then all unvested awards (other than the Distributed Shares and Top-Up Options, as applicable) will become fully vested as of the date of such termination.

For purposes of all equity awards (other than the Distributed Shares and Top-Up Options for which a change in control is irrelevant), a “change in control” has the meaning contained in the Omnibus Incentive Plan, which generally means: any person or entity acquires beneficial ownership of 50% or more of our outstanding common stock or combined voting power over our outstanding voting securities; the incumbent directors cease to constitute a majority of the board of directors over a twelve month period; the complete liquidation or dissolution of the Company; or the completion of certain corporate transactions including a reorganization or merger or the sale or disposition of all or substantially all of the assets of the Company, in each case, subject to certain exceptions.

The following table summarizes the severance benefits that would have been payable to each of the NEOs upon termination of employment or upon a qualifying termination (e.g., termination by the Company without cause or a resignation by the NEO for good reason, as applicable) in connection with a change in control (including, a Realization Event), assuming that the triggering event or events occurred on December 31, 2019, which was the last business day of 2019.

	Change in Control		Termination of Employment
Name and Form of Compensation	Without Qualified Termination ($)(1)	With Qualified Termination ($)(1)(2)	With Cause ($)	With Qualified Termination ($)(2)	Retirement ($)	Death or Disability ($)
James D. DeVries
Cash Severance	—	2,000,000	—	2,000,000	—	—
Prorated Bonus	—	853,750	—	853,750	—	—
Benefit Continuation	—	22,752	—	22,752	—	—
Accelerated Vesting of Distributed Shares	—	—	—	—	—	—
Accelerated Vesting of Options	—	2,637,560	—	659,388	—	2,637,560
Accelerated Vesting of RSUs(4)	—	3,902,377	—	1,248,801	—	3,902,377

Total	—	9,416,439	—	4,784,691	—	6,539,937

Jeffrey A. Likosar
Cash Severance	—	1,300,000	—	1,300,000	—	—
Prorated Bonus	—	443,950	—	443,950	—	—
Benefit Continuation	—	23,614	—	23,614	—	—
Accelerated Vesting of Distributed Shares	—	—	—	—	—	—
Accelerated Vesting of Options	—	586,123	—	146,530	—	586,123
Accelerated Vesting of Retention Bonus(3)	—	497,293	—	497,293	—	497,293
Accelerated Vesting of RSUs(4)	—	1,030,408	—	381,774	—	1,030,408

Total	—	3,881,388	—	2,793,161	—	2,113,824

Robert C. Kupbens
Cash Severance	—	2,160,000	—	1,620,000	—	—
Prorated Bonus	—	355,068	—	355,068	—	—
Benefit Continuation	—	14,026	—	14,026	—	—
Accelerated Vesting of RSUs(4)	—	5,507,171	—	1,070,828	—	5,507,171
Outplacement Services	—	25,000	—	25,000	—	—

Total	—	8,061,265	—	3,084,922	—	5,507,171

Daniel M. Bresingham
Cash Severance	—	1,040,000	—	1,040,000	—	—
Prorated Bonus	—	355,160	—	355,160	—	—
Benefit Continuation	—	25,602	—	25,602	—	—
Accelerated Vesting of Distributed Shares	—	—	—	—	—	—
Accelerated Vesting of Options	—	351,673	—	87,918	—	351,673
Accelerated Vesting of RSUs(4)	—	618,239	—	229,058	—	618,239

Total	—	2,390,674	—	1,737,738	—	969,912

Donald M. Young
Cash Severance	—	1,040,000	—	1,040,000	—	—
Prorated Bonus	—	355,160	—	355,160	—	—
Benefit Continuation	—	16,077	—	16,077	—	—
Accelerated Vesting of Distributed Shares	—	—	—	—	—	—
Accelerated Vesting of Options	—	351,673	—	87,918	—	351,673
Accelerated Vesting of RSUs(4)	—	618,239	—	229,058	122,978	618,239

Total	—	2,381,149	—	1,708,213	122,978	969,912

(1)

In accordance with the terms of the award agreements for the Distributed Shares and the Top-Up Options, assuming that a change in control was also a Realization Event, the hypothetical return to our Sponsor would not have been sufficient to trigger full or partial vesting of the Performance Tranche of the Distributed Shares or the Tranche B Option of the Top-Up Options.

(2)

While the stock options granted in connection with our Initial Public Offering as part of our 2018 long-term incentive program and to Mr. DeVries in connection with his appointment as Chief Executive Officer would have been eligible for accelerated vesting upon a change in control with a qualified termination, and partial vesting upon a qualified termination absent a change in control or retirement, such stock options were out of the money as of December 31, 2019, and therefore no value has been attributed to the vesting acceleration with respect to those awards. The amounts represent accelerated vesting of unvested stock options granted as part of our 2019 LTIP.

(3)	The amounts reflected include the value of the accelerated vesting of the unvested Retention Shares and the value of the related Dividend Bonus of $444,342 and $52,951, respectively.
(4)	Represents accelerated vesting of unvested RSUs including outstanding dividend equivalent units associated with the underlying RSUs.

PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the individual identified as our median compensated employee and the annual total compensation of Mr. DeVries, our Chief Executive Officer. The measurement date used for the CEO Pay Ratio was December 31, 2019, and as of such date our employee population consisted of approximately 17,191 individuals with all of these individuals located in the United States. This population consisted of our full-time, part-time, and temporary employees. To identify the “median employee” from our employee population, we used a “consistently applied compensation measure” that included base salary, bonus, overtime, and commissions, and such compensation was annualized for any individual who was employed less than the full year. The annual total compensation for the median employee was based on the same methodology used for calculating the total compensation of the CEO as set forth in the Summary Compensation Table.

For the fiscal year ending December 31, 2019, our last completed fiscal year:

-The annual total compensation of the individual identified as the median compensated employee of the Company (other than our CEO) was $58,615.

-The annual total compensation of our CEO, as reported in the Summary Compensation Table of this Proxy Statement, was $9,343,259.

As a result, for fiscal 2019, the ratio of the annual total compensation of Mr. DeVries, our CEO, to the annual total compensation of the median compensated employee was 159 to 1.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Compensation for our non-employee directors (other than Mr. Whall who resigned from our Board in October 2019 or directors who are affiliated with our Sponsor) consists of an annual cash retainer in the amount of $100,000 per year, paid on a quarterly basis, and an annual equity award of RSUs with a grant date fair value of approximately $100,000 and a one-year vesting term. In addition, non-employee directors who are chairs of the Audit, Compensation and Nominating and Corporate Governance Committees will receive an additional annual cash retainer in the amount of $25,000, $20,000, and $15,000 per year, respectively, each of which will be paid in substantially equal quarterly installments in arrears. Our directors are also eligible to participate in our employee discount program with respect to certain services we provide to our customers.

The following table sets forth information concerning the fiscal year 2019 compensation paid to our eligible non-employee directors.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Andrew D. Africk	100,000	100,000	—	200,000
Matthew Winter(2)	125,000	100,000	—	225,000
Tracey Griffin	100,000	100,000	—	200,000
Timothy J. Whall(3)	—	—	500,000	500,000

(1)

This column reflects the fair value of the awards granted to our independent non-employee directors on June 13, 2019, calculated in accordance with ASC Topic 718, excluding estimated forfeitures. The fair value of RSUs is computed by multiplying the total number of shares subject to the award by the closing price of the Company’s common stock per share on the NYSE on the date of grant. RSUs granted to independent non-employee directors generally vest and the underlying units are converted to shares and delivered to independent non-employee directors on the first anniversary of the date of grant. The value of dividend equivalent units granted in connection with dividends paid on the Company’s common stock during fiscal year 2019 are excluded from the “Stock Awards” column. As of December 31, 2019, the total RSUs (inclusive of dividend equivalent units) outstanding for each of Messrs. Africk and Winter, and Ms. Griffin were 16,995, 16,995 and 16,995 respectively.

(2)	For 2019, Mr. Winter served as our audit committee chair.
(3)

Mr. Whall resigned from the Board of Directors on October 11, 2019. Represents $500,000 paid as consulting retainer fees to Mr. Whall pursuant to his retirement agreement dated September 4, 2018 (the “Retirement Agreement”), with The ADT Security Corporation, as amended. As of December 31, 2019, Mr. Whall holds stock options granted on January 18, 2018, that relate to the redemption of his performance-based Class B Units (a total of 1,081,199 options that are unvested and unexercisable), and the unvested performance-based Distributed Shares that relate to the redemption of his performance-based Class B Units (a total of 1,865,865 shares).

Mr. Whall retired as Chief Executive Officer on November 30, 2018. Under the Retirement Agreement, Mr. Whall agreed to remain in his position as Chief Executive Officer until November 30, 2018, and thereafter to continue to serve as a non-employee director of the Company until the end of his current term. In addition, during Mr. Whall’s term on the Board of Directors, Mr. Whall served as a consultant to the Company, providing senior-level advisory services on a limited basis as reasonably requested by the Board of Directors and/or senior management from time to time. For both his board service and his consulting services, Mr. Whall receives a cash retainer equal to $1,000,000 (at the annual rate of $500,000), paid in twenty-four (24) substantially equal monthly installments beginning on December 1, 2018. Mr. Whall entered into an amendment to the Retirement Agreement on October 11, 2019, pursuant to which Mr. Whall voluntarily resigned from his position as a member of the Board of Directors effective as of October 11, 2019. Mr. Whall will continue to receive his monthly cash retainer through November 2020.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

We have a written Related Person Transaction Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee has overall responsibility for implementation of and compliance with the policy.

For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board of Directors or Audit Committee.

The policy requires that notice of a proposed related person transaction be provided to our legal department prior to entry into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration. Under the policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.

The policy also provides that the Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and in the best interests of our stockholders. Additionally, we make periodic inquiries of directors and executive officers with respect to any potential related person transaction to which they may be a party or of which they may be aware.

Limited Partnership Agreement of Prime TopCo LP

On November 7, 2016, Prime Security Services TopCo Parent GP, LLC (“Parent GP”), as the general partner of Prime TopCo LP, certain members of management (the “Management Partners”) and Koch Industries, Inc. (the “Koch Investor”), as warrant holders, entered into the operating agreement for Prime TopCo LP (the “LP Agreement”).

Pursuant to the LP Agreement, in exchange for contributing capital to Prime TopCo LP, our Sponsor was issued Class A-1 Units in Prime TopCo LP, the Management Partners were issued Class A-2 Units in Prime TopCo LP, and the Koch Investor was issued warrants.

Additionally, the Management Partners and certain other members of management received awards from an incentive pool in the form of options in the Company and profits interests in Prime TopCo LP.

The LP Agreement provides for customary drag-along rights for our Sponsor, customary tag-along rights for Class A-2 limited partners and holders of profits interests, and customary preemptive rights for Class A-1 and Class A-2 limited partners.

Our Sponsor, the Management Partners and the members of management of the Company holding profits interests will receive distributions from the Prime TopCo LP on the Class A-1 Units and Class A-2 Units, as applicable, in accordance with the waterfall provisions in the LP Agreement, which provide for distributions in respect of the Class A-1 Units until contributed capital is returned and thereafter, distributions to be ratably shared between the Class A-1 Units and one or more tranches of Class A-2 Units, subject to certain return hurdles being achieved by the business.

As of the date of this report, the business and affairs of Prime TopCo LP are managed by Parent GP which is in turn managed by a board of managers that is controlled by affiliates of our Sponsor.

Other Transactions

We paid a dividend of $0.035 per share to holders of shares of the Company’s Common Stock (including Prime TopCo LP, Prime Security Services TopCo Parent II, L.P. (“Prime TopCo II LP”) and management) on each of January 4, 2019; April 12, 2019; July 2, 2019; October 2, 2019; January 3, 2020; and April 2, 2020. In addition, we paid a special dividend of $0.70 per share on December 23, 2019. Prime TopCo LP and Prime TopCo II LP enrolled in the Company’s dividend reinvestment plan and received 10,733,980 shares of the Company’s Common Stock in lieu of the April 12, 2019; July 2, 2019; and October 2, 2019 dividends.

In April 2019, in connection with our offering (i) $750.0 million aggregate principal amount of 5.250% first-priority senior secured notes due 2024 and (ii) $750.0 million aggregate principal amount of 5.750% first-priority senior secured notes due 2026, we paid total underwriter fees of $2.25 million to Apollo Global Securities, LLC (“AGS”), an affiliate of our Sponsor. In April 2019, we also paid co-manager/arranger fees of $100,000 to AGS in connection with an amendment to our first lien credit agreement dated as of July 1, 2015. In September 2019, in connection with our offering of an additional $600.0 million aggregate principal amount of 5.750% first-priority senior secured notes due 2026, we paid total underwriter fees of $2.87 million to AGS.

For the fiscal year ended December 31, 2019, we paid fees in the ordinary course of business of approximately $1,551,000 to a provider of technology and communications services that is controlled by funds affiliated with our Sponsor. We continue to purchase services from this company in 2020.

For the fiscal year ended December 31, 2019, we paid fees in the ordinary course of business of approximately $1,263,000 to a provider of photocopier equipment and support services that is controlled by funds affiliated with our Sponsor. We continue to purchase services from this company in 2020.

For the fiscal year ended December 31, 2019, we paid fees in the ordinary course of business of approximately $329,000 to a provider of server hosting services that is controlled by funds affiliated with our Sponsor. We continue to purchase services from this company in 2020.

For the fiscal year ended December 31, 2019, we paid fees in the ordinary course of business of approximately $131,000 to a provider of online recruiting services that is controlled by funds affiliated with our Sponsor. We continue to purchase services from this company in 2020.

For the fiscal year ended December 31, 2019, we paid fees for staff recruiting services of approximately $196,000 to a company in which a brother of one of our former directors has an ownership interest.

For the fiscal year ended December 31, 2019, we paid fees for legal services of approximately $164,000 to a law firm in which a spouse of one of our directors is a partner. We continue to purchase services from this law firm in 2020.

An immediate family member of one of our former directors is a regular full-time employee of the Company in a managerial position and has target annual compensation, including base salary, bonus, and company-paid benefits, of approximately $172,000. The family member was also granted 4,045 RSUs and options to acquire 11,961 shares of Common Stock of the Company on March 14, 2019, valued at approximately $50,000.

An immediate family member of one of our former directors is a regular full-time employee of the Company in a managerial position and has target annual compensation, including base salary, bonus, and company-paid benefits, of approximately $133,000.

For the fiscal year ended December 31, 2019, we sold equipment and services in the ordinary course of business to four separate companies controlled by funds affiliated with our Sponsor for approximately

$1,181,000, $627,000, $350,000, and $331,000, respectively. We continue to sell equipment and services to these companies in 2020.

For the fiscal year ended December 31, 2019, the Company sold equipment and services in the ordinary course of business of approximately $236,000 to a company in which one of our directors served as an executive officer. We continue to sell equipment and services to the company in 2020.

Stockholders Agreement

We are parties to an amended and restated Stockholders Agreement (the “Stockholders Agreement”) with Prime TopCo LP and one of the Co-Investors. The Stockholders Agreement gives our Sponsor the right to nominate a majority of our directors as long as our Sponsor beneficially owns 50% or more of our outstanding Common Stock and specifies how the Sponsor’s nominations rights decrease as our Sponsor’s beneficial ownership of our Common Stock also decreases. Additionally, the Stockholders Agreement specifies that one of our Co-Investors will nominate one director to the board, subject to specified ownership thresholds. The Stockholders Agreement sets forth certain information rights granted to Prime TopCo LP. It also specifies that we will not take certain significant actions specified therein without the prior consent of Prime TopCo LP. Such specified actions include, but are not limited to:

•	Amendments or modifications to our Company’s or our Company’s subsidiaries’ organizational documents in a manner that adversely affects Prime TopCo LP or our Sponsor;

•

Issuances of our Company’s or our Company’s subsidiaries’ equity other than pursuant to an equity compensation plan approved by the stockholders or a majority of Prime TopCo LP’s designees on our Board of Directors, or intra-company issuances among our Company and its wholly-owned subsidiaries;

•	Making any payment or declaration of any dividend or other distribution on any shares of our common stock;

•

Merging or consolidating with or into any other entity, or transferring all or substantially all of our Company’s or our Company’s subsidiaries’ assets, taken as a whole, to another entity, or undertaking any transaction that would constitute a “Change of Control” as defined in our Company’s or our Company’s subsidiaries’ credit facilities or note indentures;

•	Incurring financial indebtedness in a single or a series of related transactions aggregating to more than $25 million;

•	Hiring or terminating any Executive Officer of our Company or designating any new Executive Officer of the Company; and

•	Changing the size of the Board of Directors.

Registration Rights Agreement

We are parties to a Registration Rights Agreement with Prime TopCo LP, pursuant to which each of Prime TopCo LP and Prime TopCo II LP is entitled to demand the registration of the sale of certain or all of our Common Stock that it beneficially owns. Among other things, under the terms of the Registration Rights Agreement:

•

If we propose to file certain types of registration statements under the Securities Act with respect to an offering of equity securities, we will be required to use our reasonable best efforts to offer the other parties to the Registration Rights Agreement, if any, the opportunity to register the sale of all or part of their shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”); and

•

Prime TopCo LP has the right, subject to certain conditions and exceptions, to request that we file registration statements with the SEC for one or more underwritten offerings of all or part of our Common Stock that it beneficially owns and the Company is required to cause any such registration statements (a) to be filed with the SEC promptly and, in any event, on or before the date that is 90 days, in the case of a registration statement on Form S-1, or 45 days, in the case of a registration statement on Form S-3, after we receive the written request to effectuate such demand registration and (b) to become effective as promptly as reasonably practicable and in any event no later than 90 days after it is initially filed.

All expenses of registration under the Registration Rights Agreement, including the legal fees of one counsel retained by or on behalf of Prime TopCo LP, will be paid by us.

The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as minimums, blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter. The Registration Rights Agreement also contains customary indemnification and contribution provisions. The Registration Rights Agreement is governed by New York law.

Management Investor Rights Agreement

Prior to the consummation of our initial public offering, we entered into an Amended and Restated Management Investor Rights Agreement (the “MIRA”). Each holder of our shares of Common Stock issued upon exercise of options that had been issued under our 2016 Equity Incentive Plan shall automatically become a party to the MIRA. Additionally, each individual who received Distributed Shares in redemption of his or her Class B Units in connection with our Initial Public Offering executed a joinder to the MIRA. See “Executive Compensation—Long- Term Compensation—Pre-Initial Public Offering Equity Awards.” The MIRA provides that all shares of our Common Stock governed thereunder are generally subject to transfer restrictions, repurchase rights, and piggy-back registration rights in connection with certain offerings of our Common Stock.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with the Company’s management and with PwC the audited financial statements of the Company for the fiscal year ended December 31, 2019. The Audit Committee has discussed with PwC the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (United States).

The Audit Committee has also received the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board and the Audit Committee has discussed the independence of PwC with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

The Audit Committee and the Board of Directors also have recommended the appointment of PwC as the Company’s independent auditors for the fiscal year ending December 31, 2020.

Members of the Audit Committee:

Matthew E. Winter, Chairman

Andrew D. Africk

Tracey R. Griffin

The Report of the Audit Committee is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act or the Exchange Act.

AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES

Fees paid or accrued for professional services provided by our independent auditors in each of the categories listed are as follows for the periods presented. All such fees are in accordance with our approval policies described below.

	Fiscal Year Ending
(in thousands)	December 31, 2019	December 31, 2018
Audit Fees	$6,490	$3,034
Audit-Related Fees	778	785
Tax fee	910	883
All other fees	1,687	1,188

Total	$9,865	$5,890

Audit Fees— primarily represent amounts for services related to the audit of our consolidated financial statements, reviews of our interim condensed consolidated financial statements, and the issuance of consents and comfort letters for other periodic reports or documents filed with the SEC.

Audit-Related Fees— represent amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. These services include accounting consultations related to the evaluation of new accounting standards and non-routine transactions.

Tax Fees— represent amounts for tax compliance, tax advice, and tax planning services.

All Other Fees— consist of all other fees for services other than those in the above categories and primarily consist of non-audit due diligence procedures in connection with our mergers and acquisitions.

The Board of Directors adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax, and other permissible non-audit services that may be provided by the independent auditors. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditors’ independence is not impaired. Under the policy, the Audit Committee annually, and from time to time, pre-approves the audit engagement fees and terms of all audit and permitted non-audit services to be provided by the independent auditor.

PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON PAY)

In accordance with Section 14A of the Exchange Act and the related rules of the SEC and as a matter of good corporate governance, a proposed resolution will be presented at the Annual Meeting asking our stockholders to approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in the Compensation Discussion and Analysis (“CD&A”), the Summary Compensation Table, and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2020 Annual Meeting of Stockholders.

As set forth in the CD&A above, the Company has designed its compensation programs to: (i) align executives’ pay with the Company’s performance and focus on producing sustainable long-term growth, (ii) attract and retain executives with the experience necessary to achieve our business goals, and (iii) align executives’ interests with those of the stockholders and to encourage the creation of long-term value. Although the vote to approve executive compensation is purely advisory and non-binding, the Board of Directors values the opinions of our stockholders and will consider the results of the vote in determining the compensation of the NEOs and the Company’s compensation programs generally. The vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the policies and practices described in this proxy statement. If any stockholder wishes to communicate with the Board of Directors regarding executive compensation, the Board of Directors can be contacted using the procedures outlined in “Communications with the Board of Directors” set forth in this proxy statement.

Accordingly, we are asking for stockholder approval, on an advisory basis, of the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion associated with the compensation tables in the Company’s proxy statement for its 2020 Annual Meeting of Stockholders is hereby APPROVED.”

The proposal will be approved by the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the 2020 Annual Meeting of Stockholders and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers do not have discretion to vote any uninstructed shares over the advisory vote to approve the compensation of our NEOs (say on pay).

The Board of Directors recommends that the stockholders vote FOR the approval, on an advisory basis, of the compensation paid by the Company to the NEOs as disclosed in this proxy statement.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

The Audit Committee has appointed PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. PricewaterhouseCoopers LLP has served as the Company’s or its predecessor’s independent registered public accounting firm since fiscal year 2010 and is considered by the Audit Committee and the Board of Directors to be well qualified. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The proposal will be approved by the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the 2020 Annual Meeting of Stockholders and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers have discretion to vote any uninstructed shares over the ratification of appointment of accountants.

The Board of Directors recommends that the stockholders vote FOR such ratification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our Common Stock

The following table sets forth the beneficial ownership of our Common Stock as of April 1, 2020 by:

•	Each person, or group of affiliated persons, who we know to beneficially own more than 5% of our Common Stock;

•	Each of our NEOs;

•	Each of our directors; and

•	All of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is 1501 Yamato Road, Boca Raton, FL 33431.

	Vested Options (#)	Shares Beneficially Owned (#)	Total (#)	Percent(1)
More than 5% Stockholders
Apollo Funds(2)		651,848,348	651,848,348	84.6%
Named Executive Officers and Directors(3)
James D. DeVries	1,134,558	1,348,774	2,483,331	*
Daniel M. Bresingham	760,166	1,239,311	1,999,476	*
Robert Kupbens	—	232,579	232,579	*
Jeffrey Likosar	874,566	1,255,003	2,129,569	*
Donald Young	760,166	1,240,203	2,000,368	*
Andrew D. Africk	—	144,212	144,212	*
Marc E. Becker	—	—	—	*
Stephanie Drescher	—	—	—	*
Tracey R. Griffin	—	14,983	14,983	*
Matthew H. Nord	—	—	—	*
Eric L. Press	—	—	—	*
Reed B. Rayman	—	—	—	*
David Ryan	—	—	—	*
Lee J. Solomon	—	—	—	*
Matthew E. Winter	—	14,212	14,212	*
All current directors and executive officers as a group (22 persons)	4,455,645	6,783,755	11,239,400	1.5%

*	Represents less than one percent of shares outstanding.
(1)

Percentage of shares beneficially owned is based on 770,147,804 shares of Common Stock outstanding as of April 1, 2020, which excludes unvested common shares and assumes no options are exercised by any holder in accordance with Rule 13d-3(d)(1)(i) of the Exchange Act.

(2)

Represents shares of our Common Stock held of record by Prime TopCo LP, our direct parent company, and Prime TopCo II LP. Parent GP is the general partner of Prime TopCo LP and Prime Security Services GP, LLC is the general partner of Prime TopCo II LP. AP VIII Prime Security LP is the sole member of Parent GP and a limited partner of TopCo Parent. AP VIII Prime Security Services Management, LLC (“AP VIII Prime Security Management”) is the investment manager of AP VIII Prime Security LP. Apollo Management, L.P. (“Apollo Management”) is the sole member of AP VIII Prime Security Management, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Management Holdings GP, and as such may be deemed to have voting and dispositive control of the shares of Common Stock held of record by Prime TopCo LP. The address of Prime TopCo LP, Prime TopCo II LP, Parent GP, and AP VIII Prime Security LP is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of each of AP VIII Prime Security Management, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019.

(3)

Except for shares issuable upon exercise of options listed in the table above under the heading “Vested Options”, none of our NEOs and directors beneficially own shares of Common Stock issuable upon the vesting of RSUs or upon the exercise of options within 60 days, except for Robert Kupbens, who has 232,579 RSUs vesting on May 9th, 2020.

As of October 3, 2019, certain investment funds directly or indirectly managed by Apollo (the “Apollo Funds”), the Company’s controlling stockholder, informed the Company that they have pledged all of their 651,848,348 shares of the Company’s common stock pursuant to a margin loan agreement and related documentation on a non-recourse basis. Apollo has informed the Company that the loan to value ratio of the margin loan on March 6, 2020 was equal to approximately 21%. Apollo has also informed the Company that the margin loan agreement contains customary default provisions and that in the event of a default under the margin loan agreement the secured parties may foreclose upon any and all shares of the Company’s common stock pledged to them.

Certain members of the Company’s executive team and certain employees of the Company are entitled to receive their share of the margin loan proceeds (based on their share ownership of the Apollo Funds). Such persons have the option to either (a) receive such proceeds as distributed or (b) to defer receipt of such proceeds until their attributable share of the obligations under the margin loan have been satisfied in full. In the case of elections to receive such proceeds as distributed, such proceeds remain subject to recall until such time as all obligations under the margin loan agreement and related documentation are satisfied in full.

The Company has not independently verified the foregoing disclosure. When the margin loan agreement was entered into, the Company delivered customary letter agreements to the secured parties in which it has, among other things, agreed, subject to applicable law and stock exchange rules, not to take any actions that are intended to hinder or delay the exercise of any remedies by the secured parties under the margin loan agreement and related documentation. Except for the foregoing, the Company is not a party to the margin loan agreement and related documentation and does not have, and will not have, any obligations thereunder.

Units of Prime TopCo LP

The equity interests of Prime TopCo LP consist of Class A-1 Units and Class A-2 Units. Certain investment funds directly or indirectly managed by Apollo beneficially owns 100% of the 346,416,667 issued and outstanding Class A-1 Units of Prime TopCo LP and the Koch Investor beneficially owns detachable warrants for the purchase of 7,620,730 Class A-1 Units in Prime TopCo LP. There are 2,351,282 issued and outstanding Class A- 2 Units. The following table sets forth the beneficial ownership as of April 1, 2020 of the Class A-2 Units of Prime TopCo LP by:

•	Each of our NEOs;

•	Each of our directors; and

•	All of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the Class A-2 Units beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is 1501 Yamato Road, Boca Raton, FL 33431.

	Class A-2 Units Beneficially Owned(1)
	Number	Percent
Named Executive Officers and Directors(2)
James D. DeVries	100,904	4.29%
Daniel M. Bresingham	196,613	8.36%
Robert Kupbens	—	—%
Jeffrey Likosar	88,795	3.78%
Donald Young	436,428	18.56%
Andrew D. Africk	17,937	0.76%
Marc E. Becker	—	—%
Stephanie Drescher	—	—%
Tracey R. Griffin	—	—%
Matthew H. Nord	—	—%
Eric L. Press	—	—%
Reed B. Rayman	—	—%
David Ryan	—	—%
Lee J. Solomon	—	—%
Matthew E. Winter	—	—%
All current directors and executive officers as a group (22 persons)	1,037,290	44.12%

(1)	Percentage of shares beneficially owned is calculated using 2,351,282 Class A-2 Units outstanding.
(2)	None of our NEOs and directors beneficially own Class A-2 Units issuable upon the exercise of options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Stockholders”) to file reports of ownership and changes of ownership with the SEC. The Company assists its directors, officers and certain 10% Stockholders by assisting in their completion of Section 16 reports and filing these reports on their behalf. The Company’s executive officers, directors and 10% Stockholders timely complied with all such filing requirements applicable to them during the last fiscal year with respect to their beneficial ownership of the Company’s securities.

STOCKHOLDER PROPOSALS

To be considered for inclusion in next year’s proxy statement and form of proxy, stockholder proposals for the 2021 annual meeting of stockholders must be received at our principal executive offices no later than the close of business on December 15, 2020, unless the date of the 2021 annual meeting of stockholders is more than 30 days before or after May 29, 2021 in which case the proposal must be received within a reasonable time before we begin to print and mail our proxy materials.

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2021 annual meeting of stockholders, stockholders are advised to review our bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, in accordance with our bylaws, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any such stockholder proposal or director nomination must be received between January 29, 2021 and February 28, 2021 for the 2021 annual meeting of stockholders. If the date of the 2021 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, any such notice by the stockholder to be timely must be received by us not earlier than the close of business on the 120th day prior to the 2021 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2021 Annual Meeting or, if the first public announcement of the date of the 2021 Annual Meeting is less than 100 days prior to such meeting, the tenth day following the day on which public announcement of the date of the 2021 Annual Meeting is first made by the Company.

All such proposals should be sent to our Secretary at ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431.

We advise you to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to the Secretary at the address set forth above.

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability of Proxy Materials or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report, this Proxy Statement and Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials and/or Proxy Statement, either now or in the future, please contact our Secretary and Chief Legal Officer by mailing a request to ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431, or by calling our main telephone number at (561) 988-3600 and requesting to be connected to the office of our Secretary and Chief Legal Officer. Upon written or oral request to the Secretary and Chief Legal Officer, we will promptly provide a separate copy of the Annual Report and this Proxy Statement and Notice. In addition, stockholders at a shared address who receive multiple Notices of Internet Availability of Proxy Materials or multiple copies of proxy statements may request to receive a single Notice of Internet Availability of Proxy Materials or a single copy of proxy statements in the future in the same manner as described above.

OTHER MATTERS

The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the enclosed proxy will have authority to vote, in their discretion, all shares represented by such proxies that have been received and not theretofore properly revoked.

We file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our Investor Relations website address is https://investor.adt.com. We make available, free of charge through our Investor Relations website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Annual Meeting, we will, without charge, provide a copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, for the fiscal year ended December 31, 2019, as filed with the SEC. Requests should be directed to David Smail, Secretary, ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains certain information that may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. While we have specifically identified certain information as being forward-looking in the context of its presentation, we caution you that all statements contained in this Proxy Statement that are not clearly historical in nature are forward-looking. Without limiting the generality of the preceding sentence, any time we use the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. Much of the information in this Proxy Statement that looks towards future performance of the Company is based on various factors and important assumptions about future events that may or may not actually occur. As a result, our operations and financial results in the future could differ materially and substantially from those we have included in this Proxy Statement. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

April 14, 2020

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/28/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following Class III Directors:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000454027_1 R1.0.1.18

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTo withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of thenominee(s) on the line below.0 0 00 0 00 0 000000454027_1 R1.0.1.18For Withhold For AllAll All ExceptThe Board of Directors recommends you vote FORthe following Class III Directors:1. Election of DirectorsNominees01) Marc E. Becker 02) Stephanie Drescher 03) Reed B. RaymanADT INC.ATTN: DAVID SMAIL1501 YAMATO ROADBOCA RATON, FL 33431VOTE BY INTERNET—www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 P.M. ET on 05/28/2020. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to createan electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please followthe instructions above to vote using the Internet and, when prompted, indicate that youagree to receive or access proxy materials electronically in future years.VOTE BY PHONE—1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ETon 05/28/2020. Have your proxy card in hand when you call and then follow theinstructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain2. An advisory vote to approve the compensation of the Company’s named executive officers;3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered publicaccounting firm for the fiscal year ending December 31, 2020; andNOTE: To transact such other business as may properly come before the Annual Meeting of Stockholders, or anypostponement or adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing asattorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate orpartnership name by authorized officer.For address change/comments, mark here.(see reverse for instructions)

0000454027_2 R1.0.1.18Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/areavailable at www.proxyvote.comADT INC.Annual Meeting of StockholdersMay 29, 2020 11:00 AMThis proxy is solicited on behalf of the Board of DirectorsThe stockholder(s) hereby appoint(s) David Smail and Jeffrey Likosar, or either of them, as proxies, each with thepower to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on thereverse side of this ballot, all of the shares of Common Stock of ADT INC. that the stockholder(s) is/are entitled tovote at the Annual Meeting of Stockholders to be held at 11:00 AM, EDT on 5/29/2020, at the Farmer’s TableEvent Center, 1901 N Military Trail, Boca Raton, FL 33431, and any adjournments or postponements thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction ismade, this proxy will be voted in accordance with the Board of Directors’ recommendations.(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)Address change/comments:Continued and to be signed on reverse side